EXHIBIT 4.4

EXECUTION COPY

FIVE YEAR CREDIT AGREEMENT

Dated as of August 13, 2004

Among

COCA-COLA ENTERPRISES INC.

as Company

and

COCA-COLA ENTERPRISES (CANADA) BOTTLING FINANCE COMPANY

as Finco

and

THE INITIAL LENDERS NAMED HEREIN

as Initial Lenders

and

CITIBANK, N.A.

as Administrative Agent

and

BANK OF AMERICA, N.A.

as Co-Syndication Agent

and

DEUTSCHE BANK SECURITIES INC.

as Co-Syndication Agent

CITIGROUP GLOBAL MARKETS INC.

as Sole Lead Arranger and Book Manager

i

ii

Schedules

Schedule I	- List of Applicable Lending Offices

Exhibits

Exhibit A-1	- Form of Revolving Credit Note

Exhibit A-2	- Form of Competitive Bid Note

Exhibit A-3	- Form of Canadian Prime Rate Note

Exhibit B-1	- Form of Notice of Committed Borrowing

Exhibit B-2	- Form of Notice of Competitive Bid Borrowing

Exhibit C	- Form of Assignment and Acceptance

Exhibit D	- Form of Designation Letter

Exhibit E	- From of Acceptance by Process Agent

Exhibit F	- Form of Opinion of Counsel for the Company

Exhibit G	- Form of Opinion of Counsel for Finco

Exhibit H	- Form of Opinion of Counsel to a Designated Subsidiary

iii

FIVE YEAR CREDIT AGREEMENT

Dated as of August 13, 2004

COCA-COLA ENTERPRISES INC., a Delaware corporation (the “Company”), COCA-COLA ENTERPRISES (CANADA) BOTTLING FINANCE COMPANY, a Nova Scotia unlimited liability company (“Finco”), the banks, financial institutions and other institutional lenders (the “Initial Lenders”) listed on the signature pages hereof, CITIBANK, N.A. (“Citibank”), as administrative agent (the “Agent”) for the Lenders (as hereinafter defined), and BANK OF AMERICA, N.A. and DEUTSCHE BANK SECURITIES INC., as co-syndication agents (each a “Co-Syndication Agent”), agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01. Certain Defined Terms As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Advance” means a Revolving Credit Advance, a Canadian Prime Rate Advance or a Competitive Bid Advance.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

“Agent’s Account” means (a) in the case of Advances denominated in Dollars, the account of the Agent maintained by the Agent at Citibank at its office at 399 Park Avenue, New York, New York 10043, Account No. 36852248, Attention: Bank Loan Syndications, (b) in the case of Advances denominated in any Committed Currency, the account of the Sub-Agent designated in writing from time to time by the Agent to the Company and the Revolving Credit Lenders for such purpose and (c) in any such case, such other account of the Agent as is designated in writing from time to time by the Agent to the Company and the Lenders for such purpose.

“Applicable Lending Office” means, with respect to each Lender, such Lender’s Domestic Lending Office in the case of a Base Rate Advance and such Lender’s Eurocurrency Lending Office in the case of a Eurocurrency Rate Advance, in the case of a Competitive Bid Advance, the office of such Lender notified by such Lender to the Agent as its Applicable Lending Office with respect to such Competitive Bid Advance and, in the case of any Canadian Prime Rate Advance, such Lender’s Canadian Domestic Lending Office.

“Applicable Margin” means (a) for Base Rate Advances, 0% per annum, (b) for Canadian Prime Rate Advances, 0% per annum and (c) for Eurocurrency Rate Advances, as of any date, a percentage per annum determined by reference to the Level in effect on such date as set forth below:

Level	Applicable Margin
Level 1	0.140%
Level 2	0.180%
Level 3	0.260%
Level 4	0.390%
Level 5	0.475%

“Applicable Percentage” means, as of any date, a percentage per annum determined by reference to the Level in effect on such date as set forth below:

Level	Applicable Percentage
Level 1	0.060%
Level 2	0.070%
Level 3	0.090%
Level 4	0.110%
Level 5	0.150%

“Applicable Utilization Fee” means, as of any date that the aggregate Advances exceed 50% of the aggregate Revolving Credit Commitments, a percentage per annum determined by reference to the Level in effect on such date as set forth below:

Level	Applicable Utilization Fee
Level 1	0.050%
Level 2	0.050%
Level 3	0.100%
Level 4	0.125%
Level 5	0.150%

“Appropriate Lender” means, at any time, with respect to the Revolving Credit Facility or the Canadian Prime Rate Facility, a Lender that has a Commitment with respect to such Facility at such time.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Agent, in substantially the form of Exhibit C hereto.

“Assuming Lender” has the meaning specified in Section 2.18(e).

“Assumption Agreement” has the meaning specified in Section 2.18(e)(ii).

“Base Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

(a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank’s base rate;

(b) the sum (adjusted to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, to the next higher 1/16 of 1%) of (i)  1/2 of 1% per annum, plus (ii) the rate obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business

Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank with respect to liabilities consisting of or including (among other liabilities) three-month Dollar non-personal time deposits in the United States, plus (iii) the average during such three-week period of the annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring Dollar deposits of Citibank in the United States; and

(c)  1/2 of one percent per annum above the Federal Funds Rate.

“Base Rate Advance” means a Revolving Credit Advance denominated in Dollars that bears interest as provided in Section 2.07(a)(i).

“Borrowers” means, collectively, the Company, Finco and each Designated Subsidiary that shall become a party to this Agreement pursuant to Section 9.08.

“Borrowing” means a Revolving Credit Borrowing, a Canadian Prime Rate Borrowing or a Competitive Bid Borrowing.

“Business Day” means a day of the year on which banks are not required or authorized by law to close in New York City, if the applicable Business Day relates to any Eurocurrency Rate Advances or LIBO Rate Advances, on which dealings are carried on in the London interbank market and banks are open for business in London and in the country of issue of the currency of such Eurocurrency Rate Advance or LIBO Rate Advance (or, in the case of an Advance denominated in the euro, a TARGET Day) and, if the applicable Business Day relates to a Canadian Prime Rate Advance, on which banks are open for business in Toronto, Ontario, Canada.

“Canadian Dollars” and the “CN$” sign each means the lawful currency of Canada.

“Canadian Domestic Lending Office” means, with respect to any Canadian Prime Rate Lender, the office of such Lender specified as its “Canadian Domestic Lending Office” opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, as the case may be, or such other office of such Lender in Canada as such Lender may from time to time specify to Finco and the Agent.

“Canadian Prime Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

(a) the rate which the principal office of Citibank Canada in Toronto, Ontario announces publicly from time to time as its prime rate for determining rates of interest on commercial loans in Canadian Dollars made by it in Canada; and

(b) 1/2 of 1% per annum above the rate quoted for 30-day Canadian Dollar bankers’ acceptances of Citibank Canada that appears on the Reuters Screen CDOR Page (or any replacement page) as of 10:00 a.m. (Toronto, Ontario time) on the date of determination.

“Canadian Prime Rate Advance” means an advance under the Canadian Prime Rate Facility made in Canadian Dollars.

“Canadian Prime Rate Borrowing” means a borrowing consisting of simultaneous Canadian Prime Rate Advances made by the Canadian Prime Rate Lenders pursuant to Section 2.01(b).

“Canadian Prime Rate Commitment” means, with respect to any Canadian Prime Rate Lender at any time, the Dollar amount set forth opposite such Lender’s name on Schedule I hereto under the caption “Canadian Prime Rate Commitment” or, if such Lender has entered into one or more Assignment and Acceptances, the Dollar amount set forth for such Lender in the Register maintained by the Agent pursuant to Section 9.07(d) as such Lender’s “Canadian Prime Rate Commitment”, as such amount may be reduced at or prior to such time pursuant to Section 2.05.

“Canadian Prime Rate Commitment Increase” has the meaning specified in Section 2.18(b).

“Canadian Prime Rate Facility” means, at any time, the aggregate amount of the Canadian Prime Rate Commitments at such time.

“Canadian Prime Rate Increase Date” has the meaning specified in Section 2.18(b).

“Canadian Prime Rate Lender” means any Lender that has (together with its Affiliates) a Canadian Prime Rate Commitment and a Revolving Credit Commitment.

“Canadian Prime Rate Note” means a promissory note of Finco payable to the order of any Canadian Prime Rate Lender, delivered pursuant to a request made under Section 2.16, in substantially the form of Exhibit A-3 hereto, evidencing the aggregate indebtedness of Finco to such Lender resulting from the Canadian Prime Rate Advances made by such Lender to Finco.

“Citibank Canada” means Citibank, N.A., Canadian Branch.

“Commitment” means a Revolving Credit Commitment or a Canadian Prime Rate Commitment.

“Commitment Date” has the meaning specified in Section 2.18(c).

“Commitment Increase” has the meaning specified in Section 2.18(b).

“Committed Advance” means a Revolving Credit Advance or a Canadian Prime Rate Advance.

“Committed Currencies” means lawful currency of the United Kingdom of Great Britain and Northern Ireland, lawful currency of Canada and the Euro.

“Competitive Bid Advance” means an advance by a Lender to any Borrower as part of a Competitive Bid Borrowing resulting from the competitive bidding procedure described in Section 2.03 and refers to a Fixed Rate Advance or a LIBO Rate Advance (each of which shall be a “Type” of Competitive Bid Advance).

“Competitive Bid Borrowing” means a borrowing consisting of simultaneous Competitive Bid Advances from each of the Lenders whose offer to make one or more Competitive Bid Advances as part of such borrowing has been accepted under the competitive bidding procedure described in Section 2.03.

“Competitive Bid Note” means a promissory note of any Borrower payable to the order of any Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of such Borrower to such Lender resulting from a Competitive Bid Advance made by such Lender to such Borrower.

“Confidential Information” means information that any Borrower furnishes to the Agent or any Lender in a writing designated as confidential, but does not include any such information that is or becomes generally available to the public or that is or becomes available to the Agent or such Lender from a source other than a Borrower.

“Consolidated” refers to the consolidation of the financial statements of the Company and its Subsidiaries in accordance with generally accepted accounting principles, including principles of consolidation.

“Convert”, “Conversion” and “Converted” each refers to a conversion of Revolving Credit Advances of one Type into Revolving Credit Advances of the other Type pursuant to Section 2.08 or 2.09.

“Debt” means (i) indebtedness for borrowed money or for the deferred purchase price of property or services, other than (x) trade accounts payable on customary terms in the ordinary course of business and (y) financial obligations under management consulting contracts or noncompete agreements with unaffiliated Persons entered into in connection with the acquisition of the bottling businesses of such Persons, (ii) financial obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) financial obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases and (iv) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or financial obligations of others of the kinds referred to in clauses (i) through (iii) above.

“Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Designated Subsidiary” means any wholly-owned Subsidiary of the Company designated for borrowing privileges as a Borrower under this Agreement pursuant to Section 9.08.

“Designation Letter” means, with respect to any Designated Subsidiary, a letter in the form of Exhibit D hereto signed by such Designated Subsidiary and the Company.

“Dollars” and the “$” sign each means lawful currency of the United States of America.

“Domestic Lending Office” means, with respect to any Initial Lender, the office of such Lender specified as its “Domestic Lending Office” opposite its name on Schedule I hereto and, with respect to any other Lender, the office of such Lender specified as its “Domestic Lending Office” in the Assumption Agreement or the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Company and the Agent.

“Effective Date” has the meaning specified in Section 3.01.

“Eligible Assignee” means (a) in respect of the Revolving Credit Facility (i) a Lender; (ii) an Affiliate of a Lender; (iii) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $1,000,000,000; (iv) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $1,000,000,000; (v) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow or of the Cayman Islands, or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, so long as such bank is acting through a branch or agency located in the United States or in the country in which it is organized or another country that is described in this clause (v); (vi) the central bank of any country that is a member of the Organization for Economic Cooperation and Development; or (vii) any other Person approved by the Agent and the Company, such approval not to be unreasonably withheld or delayed; and (b) in respect of the Canadian Prime Rate Facility, any Eligible Assignee described in clause (a) above that is not a non-resident of Canada for the purposes of Part XIII of the Income Tax Act (Canada), provided, however, that neither the Company nor an Affiliate of the Company shall qualify as an Eligible Assignee.

“Enterprises Belgium” means Coca-Cola Enterprises Belgium or Coca-Cola Enterprises Services, each of which is a corporation organized under the laws of the Kingdom of Belgium.

“Enterprises France” means Bottling Holding France or Coca-Cola Entreprise, each of which is a corporation organized under the laws of the Republic of France.

“Enterprises Limited” means Coca-Cola Enterprises Limited, a corporation organized under the laws of the United Kingdom of Great Britain and Northern Ireland.

“Enterprises Luxembourg” means any Subsidiary of the Company now or hereafter organized under the laws of the Kingdom of Luxembourg.

“Enterprises Netherlands” means Coca-Cola Enterprises Nederland B.V., a corporation organized under the laws of the Kingdom of The Netherlands.

“Equivalent” in Dollars of any Committed Currency on any date means the equivalent in Dollars of such Committed Currency determined by using the quoted spot rate at which the Sub-Agent’s principal office in London offers to exchange Dollars for such Committed Currency in London prior to 4:00 P.M. (London time) (unless otherwise indicated by the terms of this Agreement) on such date as is required pursuant to the terms of this Agreement, and the “Equivalent” in any Committed Currency of Dollars means the equivalent in such Committed Currency of Dollars determined by using the quoted spot rate at which the Sub-Agent’s principal office in London offers to exchange such Committed Currency for Dollars in London prior to 4:00 P.M. (London time) (unless otherwise indicated by the terms of this Agreement) on such date as is required pursuant to the terms of this Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means, as of any date, any trade or business (whether or not incorporated) which (as of such date) is a member of a group of which the Company is a member and which, as of such date, is under common control within the meaning of either Section 414(b) or Section 414(c) of the Code, and the regulations promulgated and rulings issued thereunder.

“ERISA Event” means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for the imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan.

“EURIBO Rate” means, for any Interest Period, the rate appearing on Page 248 of the Moneyline Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such

Service, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in Euro by reference to the Banking Federation of the European Union Settlement Rates for deposits in Euro) at approximately 10:00 a.m., London time, two Business Days prior to the first day of such Interest Period, as the rate for deposits in Euro with a maturity comparable to such Interest Period or, if for any reason such rate is not available, the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the respective rates per annum at which deposits in Euros are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal (x) in the case of Revolving Credit Borrowings, to such Reference Bank’s Eurocurrency Rate Advance comprising part of such Revolving Credit Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period (subject, however, to the provisions of Section 2.08) or (y) in the case of Competitive Bid Borrowings, to the amount that would be the Reference Banks’ respective ratable shares of such Borrowing if such Borrowing were to be a Revolving Credit Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period (subject, however, to the provisions of Section 2.08).

“Euro” means the lawful currency of the European Union as constituted by the Treaty of Rome which established the European Community, as such treaty may be amended from time to time and as referred to in the EMU legislation.

“Eurocurrency Lending Office” means, with respect to any Initial Lender, the office of such Lender specified as its “Eurocurrency Lending Office” opposite its name on Schedule I hereto and, with respect to any other Lender, the office of such Lender specified as its “Eurocurrency Lending Office” in the Assumption Agreement or the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Company and the Agent.

“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Eurocurrency Rate” means, for any Interest Period for each Eurocurrency Rate Advance comprising part of the same Revolving Credit Borrowing, (i) in the case of any Revolving Credit Advance denominated in Dollars or any Committed Currency other than Euros, an interest rate per annum equal to the rate per annum (rounded upward to the nearest whole multiple of 1/16 of 1% per annum) appearing on Moneyline Telerate Markets Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars or the applicable Committed Currency at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period or, if for any reason such rate is not available, the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in Dollars or the applicable Committed Currency are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank’s Eurocurrency Rate Advance comprising part of such Revolving Credit Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period or, (ii) in the case of any Revolving Credit Advance denominated in Euros, the EURIBO Rate. If the Moneyline Telerate Markets Page 3750 (or any successor page) is unavailable, the Eurocurrency Rate for any Interest Period for each Eurocurrency Rate Advance comprising part of the same Revolving Credit Borrowing shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent from the Reference Banks two Business Days before the first day of such Interest Period; subject, however, to the provisions of Section 2.08.

“Eurocurrency Rate Advance” means a Revolving Credit Advance denominated in Dollars or a Committed Currency that bears interest as provided in Section 2.07(a)(ii).

“Eurocurrency Rate Reserve Percentage” for any Interest Period for all Eurocurrency Rate Advances or LIBO Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Rate Advances or LIBO Rate Advances is determined) having a term equal to such Interest Period.

“Events of Default” has the meaning specified in Section 6.01.

“Existing Credit Agreements” means each of (a) the Amended and Restated 364-Day Credit Agreement dated as of September 15, 2003 among the Company, Finco, the lenders parties thereto, Citibank, as agent for said lenders, and Bank of America, N.A. and Deutsche Bank Securities Inc., as co-syndication agents, and (b) the Five Year Credit Agreement dated as of November 2, 2000 among the Company, the lenders parties thereto, Citibank, as agent for said lenders, and Bank of America, N.A. and Deutsche Bank AG, as co-syndication agents.

“Facility” means the Revolving Credit Facility or the Canadian Prime Rate Facility.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

“Finco” means Coca-Cola Enterprises (Canada) Bottling Finance Company, an unlimited liability company organized under the laws of the Province of Nova Scotia.

“Fitch” means Fitch Investors Service, Inc.

“Fixed Rate Advances” has the meaning specified in Section 2.03(a)(i), which Advances shall be denominated in Dollars or in any Committed Currency.

“High Rating” means, with respect to any Rating Agency, that such agency shall have rated the commercial paper of the Company, as set forth below:

Rating Agency	Rating
S&P	A-1
Moody’s	P-1
Fitch	F-1
Substitute Rating Agency	equivalent to above

“Increase Date” has the meaning specified in Section 2.18(b).

“Increasing Lender” has the meaning specified in Section 2.18(e).

“Insufficiency” means, with respect to any Plan, the amount, if any, by which the present value of the benefits under such Plan exceeds the fair market value of the assets of such Plan allocable to such benefits, as determined using such reasonable actuarial assumptions and methods as are specified in the Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) filed with respect to such Plan.

“Interest Period” means, for each Eurocurrency Rate Advance comprising part of the same Revolving Credit Borrowing and each LIBO Rate Advance comprising part of the same Competitive Bid Borrowing, the period commencing on the date of such Eurocurrency Rate Advance or LIBO Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurocurrency Rate Advance and ending on the last day of the period selected by the Borrower requesting such Borrowing pursuant to the provisions below and, thereafter, with respect to Eurocurrency Rate Advances, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by such Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three, six, or if acceptable to all Revolving Credit Lenders, nine months, as the Borrower requesting the Borrowing may, upon notice received by the Agent, in the case of a Eurocurrency Rate Advance, not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period or, in the case of a LIBO Rate Advance, as specified in Section 2.03(a)(i), select; provided, however, that:

(i) such Borrower may not select any Interest Period that ends after the Termination Date;

(ii) Interest Periods commencing on the same date for Eurocurrency Rate Advances comprising part of the same Revolving Credit Borrowing or for LIBO Rate Advances comprising part of the same Competitive Bid Borrowing shall be of the same duration;

(iii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

(iv) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“Lenders” means the Initial Lenders, each Assuming Lender that shall become a party hereto pursuant to Section 2.18 and each Eligible Assignee that shall become a party hereto pursuant to Section 9.07.

“Level” means, as of any date, the lowest of Level 1, Level 2, Level 3, Level 4 or Level 5 then applicable to the commercial paper of the Company.

“Level 1” means that the Company has exceeded Level 2.

“Level 2” means that three Rating Agencies shall have assigned a High Rating to the commercial paper of the Company.

“Level 3” means that either (a) two Rating Agencies shall have assigned a High Rating and one Rating Agency shall have assigned a Middle Rating or (b) one Rating Agency shall have assigned a High Rating and two Rating Agencies shall have assigned a Middle Rating, in each case to the commercial paper of the Company.

“Level 4” means that three Rating Agencies shall have assigned a Middle Rating to the commercial paper of the Company.

“Level 5” means that the Company has not met the criteria for Level 1, Level 2, Level 3 or Level 4.

“LIBO Rate” means, for any Interest Period for all LIBO Rate Advances comprising part of the same Competitive Bid Borrowing, (i) in the case of any Competitive Bid Borrowing denominated in Dollars or any Committed Currency other than Euros, an interest rate per annum equal to the rate per annum (rounded upward to the nearest whole multiple of 1/16 of 1% per annum) appearing on Moneyline Telerate Markets Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars or the applicable Committed Currency at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period or, if for any reason such rate is not available, the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in Dollars or the applicable Committed Currency is offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the amount that would be the Reference Banks’ respective ratable shares of such Borrowing if such Borrowing were to be a Revolving Credit Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period or (ii) in the case of any Competitive Bid Borrowing denominated in Euros, the EURIBO Rate. If the Moneyline Telerate Markets Page 3750 (or any successor page) is unavailable, the LIBO Rate for any Interest Period for each LIBO Rate Advance comprising part of the same Competitive Bid Borrowing shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent from the Reference Banks two Business Days before the first day of such Interest Period; subject, however, to the provisions of Section 2.08.

“LIBO Rate Advances” means a Competitive Bid Advance denominated in Dollars or in any Committed Currency and bearing interest based on the LIBO Rate.

“Low Rating” means, with respect to any Rating Agency, that such agency shall have rated the commercial paper of the Company, as set forth below:

Rating Agency	Rating
S&P	A-3 or below
Moody’s	P-3 or below
Fitch	F-3 or below
Substitute Rating Agency	equivalent to above

“Middle Rating” means, with respect to any Rating Agency, that such agency shall have rated the commercial paper of the Company, as set forth below:

Rating Agency	Rating
S&P	A-2
Moody’s	P-2
Fitch	F-2
Substitute Rating Agency	equivalent to above

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means, as of any date, a “multiemployer plan”, as defined in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within the current plan year or any of the immediately preceding five plan years made or accrued an obligation to make contributions.

“Multiple Employer Plan” means, as of any date, an employee benefit plan, other than a Multiemployer Plan, (i) which is subject to Title IV of ERISA, (ii) to which the Company or an ERISA Affiliate, and one or more employers other than the Company or an ERISA Affiliate, is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which the Company or any ERISA Affiliate made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan and (iii) either (A) whose assets have a market value as of such date, as reasonably determined by the Company in good faith, in excess of $100,000,000 or (B) under which an Insufficiency exists and the amount of such Insufficiency which is allocable to the Company or any ERISA Affiliate as of such date, as reasonably determined by the Company in good faith, exceeds $5,000,000.

“Netherlands Holdings” means Bottling Holdings (Netherlands) B.V., a corporation organized under the laws of the Kingdom of The Netherlands.

“Note” means a Revolving Credit Note, a Canadian Prime Rate Note or a Competitive Bid Note, as the context may require.

“Notice of Committed Borrowing” has the meaning specified in Section 2.02(a).

“Notice of Competitive Bid Borrowing” has the meaning specified in Section 2.03(a).

“Payment Office” means, for any Committed Currency, such office of Citibank as shall be from time to time selected by the Agent and notified by the Agent to the Borrowers and the Revolving Credit Lenders.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Person” means an individual, a corporation, a partnership, an association, a limited liability company, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Plan” means a Single Employer Plan or a Multiple Employer Plan.

“Process Agent” has the meaning specified in Section 9.13(a).

“Rating Agency” means any of S&P, Moody’s, Fitch or any substitute rating agency designated by the Company and acceptable to the Required Lenders ( the latter sometimes referred to herein a “Substitute Rating Agency”). When reference is made herein to “Rating Agencies” it is to more than one Rating Agency.

“Reference Banks” means Citibank, Bank of America, N.A. and Deutsche Bank AG New York Branch.

“Register” has the meaning specified in Section 9.07(d).

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Required Lenders” means at any time Lenders (voting as one class) having at least 66-2/3% of the Revolving Credit Commitments at such time, provided that if any Lender shall have failed to make any Committed Advance to a Borrower pursuant to Section 2.01 or 2.02, which such Lender was obligated to make, at or prior to such time (and as to which the Agent shall not have made such Advance for the account of such Lender pursuant to Section 2.02(d) as of such time), there shall be excluded from the determination of Required Lenders at such time the Revolving Credit Commitments of such Lender at such time.

“Revolving Credit Advance” means an advance by a Revolving Credit Lender to a Borrower as part of a Revolving Credit Borrowing and refers to a Base Rate Advance or a Eurocurrency Rate Advance (each of which shall be a “Type” of Revolving Credit Advance).

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by each of the Revolving Credit Lenders pursuant to Section 2.01(a).

“Revolving Credit Commitment” means as to any Lender (a) the Dollar amount set forth opposite such Lender’s name on Schedule I hereto under the caption “Revolving Credit Commitment”, (b) if such Lender has become a Lender hereunder pursuant to an Assumption Agreement, the Dollar amount set forth in such Assumption Agreement or (c) if such Lender has entered into any Assignment and Acceptance, the Dollar amount set forth for such Lender in the Register maintained by the Agent pursuant to Section 9.07(d) as such Lender’s “Revolving Credit Commitment”, as such amount may be reduced pursuant to Section 2.05 or increased pursuant to Section 2.18.

“Revolving Credit Commitment Increase” has the meaning specified in Section 2.18(a).

“Revolving Credit Facility” means, at any time, the aggregate of the Revolving Credit Commitments at such time.

“Revolving Credit Lender” means any Lender that has a Revolving Credit Commitment.

“Revolving Credit Note” means a promissory note of any Borrower payable to the order of any Revolving Credit Lender, delivered pursuant to a request made under Section 2.16, in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of such Borrower to such Lender resulting from the Revolving Credit Advances made by such Lender to such Borrower.

“Revolving Credit Increase Date” has the meaning specified in Section 2.18(a).

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Significant Subsidiary” means any Subsidiary of the Company having, as of the end of the Company’s most recently completed fiscal year, (a) assets with a value of not less than 3% of the total value of the assets of the Company and its Subsidiaries, taken as a whole, or (b) income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of not less than 3% of such income of the Company and its Subsidiaries, taken as a whole.

“Single Employer Plan” means, as of any date, an employee benefit plan, other than a Multiemployer Plan or a Multiple Employer Plan, (i) which is subject to Title IV of ERISA, (ii) which is (or, in the event that any such plan has been terminated within five years after a transaction described in Section 4069 of ERISA involving the Company or any ERISA Affiliate, was) maintained for employees of the Company or any ERISA Affiliate and (iii) whose assets have a market value as of such date, as reasonably determined by the Company in good faith, in excess of $100,000,000 or which has an Insufficiency as of such date, as reasonably determined by the Company in good faith, in excess of $5,000,000.

“Sub-Agent” means, in the case of Canadian Prime Rate Advances, Citibank Canada and, in the case of any other Advances denominated in any Committed Currency, Citibank International plc.

“Subsidiary” means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

“Substitute Rating Agency” has the meaning set forth in the definition of “Rating Agency”.

“TARGET Day” means a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open.

“Termination Date” means the earlier of (a) August 13, 2009 and (b) the date of termination in whole of the Commitments pursuant to Section 2.05 or 6.01.

“Unused Canadian Prime Rate Commitment” means, with respect to any Canadian Prime Rate Lender at any time, the lesser of (a) such Lender’s Canadian Prime Rate Commitment at such time minus the aggregate principal amount of all Canadian Prime Rate Advances made by such Lender and outstanding at such time and (b) such Lender’s Unused Revolving Credit Commitment at such time.

“Unused Revolving Credit Commitment” means, with respect to any Revolving Credit Lender at any time, (a) such Lender’s Revolving Credit Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Revolving Credit Advances made by such Lender and outstanding at such time plus (ii) such Lender’s ratable share (determined as the proportion of such Lender’s Revolving Credit Commitment to the Revolving Credit Facility at such time) of the aggregate principal amount of all Competitive Bid Advances made by the Lenders pursuant to Section 2.03 and outstanding at such time plus (iii) in the case of a Revolving Credit Lender that is (or has an Affiliate that is) a Canadian Prime Rate Lender, the aggregate principal amount of all Canadian Prime Rate Advances made by such Lender and outstanding at such time.

“US Holdings” means Bottling Holdings (International) Inc., a Delaware corporation.

“Withdrawal Liability” has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.

SECTION 1.03. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes required by the accounting profession or changes concurred in by the Company’s independent public accountants) with the most recent audited Consolidated financial statements of the Company and its Consolidated Subsidiaries delivered to the Lenders.

ARTICLE II

AMOUNTS AND TERMS OF THE ADVANCES

SECTION 2.01. The Revolving Credit Advances and Canadian Prime Rate Advances. (a) Revolving Credit Advances. Each Revolving Credit Lender severally agrees, on the terms and conditions hereinafter set forth, to make Revolving Credit Advances to any Borrower (other than Enterprises France) from time to time on any Business Day during the period from the Effective Date until the Termination Date in an amount (based in respect of any Revolving Credit Advances to be denominated in a Committed Currency on the Equivalent in Dollars determined on the date of delivery of the applicable Notice of Committed Borrowing) not to exceed such Lender’s Unused Revolving Credit Commitment. Each Revolving Credit Borrowing shall be in an aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof (or the Equivalent thereof in any Committed Currency determined on the date of delivery of the applicable Notice of Committed Borrowing) and shall consist of Revolving Credit Advances of the same Type made on the same day by the Revolving Credit Lenders ratably according to their respective Revolving Credit Commitments. Within the limits of each Lender’s Revolving Credit Commitment, any Borrower (other than Enterprises France) may borrow under this Section 2.01(a), prepay pursuant to Section 2.10 and reborrow under this Section 2.01(a).

(b) Canadian Prime Rate Advances. Each Canadian Prime Rate Lender severally agrees, on the terms and conditions hereinafter set forth, to make Canadian Prime Rate Advances to Finco from time to time on any Business Day during the period from the Effective Date until the Termination Date in an amount (based on the Equivalent in Dollars determined on the date of delivery of the applicable Notice of Committed Borrowing) not to exceed such Lender’s Unused Canadian Prime Rate Commitment. Each Canadian Prime Rate Borrowing shall be in an aggregate amount of CN$5,000,000 or an integral multiple of CN$1,000,000 in excess thereof and shall consist of Canadian Prime Rate Advances made on the same day by the Canadian Prime Rate Lenders ratably according to their respective Canadian Prime Rate Commitments. Within the limits of each Lender’s Canadian Prime Rate Commitment, Finco may borrow under this Section 2.01(b), prepay pursuant to Section 2.10 and reborrow under this Section 2.01(b).

SECTION 2.02. Making the Revolving Credit Advances and Canadian Prime Rate Advances. (a) Each Borrowing (other than a Competitive Bid Borrowing) shall be made on notice, given not later than (w) 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Eurocurrency Rate Advances denominated in Dollars, (x) 4:00 P.M. (London time) on the third Business Day prior to the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Eurocurrency Rate Advances denominated in any Committed Currency, (y) 11:00 A.M. (New York City time) on the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Base Rate Advances or (z) 10:00 A.M. (Toronto time) on the date of the proposed Borrowing in the case of a Canadian Prime Rate Borrowing, by the applicable Borrower to the Agent (and, in the case of a Revolving Credit Borrowing consisting of Eurocurrency Rate Advances or in the case of a Canadian Prime Rate Borrowing, simultaneously to the applicable Sub-Agent), which shall give to each Appropriate Lender prompt notice thereof by telecopier. Each such notice of a Revolving Credit Borrowing or a Canadian Prime Rate Borrowing (a “Notice of Committed Borrowing”) shall be by telephone, confirmed immediately in writing, or telecopier in substantially the form of Exhibit B-1 hereto, specifying therein the requested (i) date of such Borrowing, (ii) in the case of a Revolving Credit Borrowing, Type of Advances comprising such Revolving Credit Borrowing, (iii) aggregate amount and Facility of such Borrowing, and (iv) in the case of a Revolving Credit Borrowing consisting of Eurocurrency Rate Advances, initial Interest Period and currency for each such Revolving Credit Advance. Each Appropriate Lender shall, before 12:00 noon (New York City time) on the date of such Borrowing, in the case of a Revolving Credit Borrowing consisting of Advances denominated in Dollars, before 11:00 A.M. (London time) on the date of such Revolving Credit Borrowing, in the case of a Revolving Credit Borrowing consisting of Eurocurrency Rate Advances denominated in any Committed Currency, and before 12:00 noon (Toronto time) on the date of such Canadian Prime Rate Borrowing, make available for the account of its Applicable Lending Office to the Agent at the applicable Agent’s Account, in same day funds, such Lender’s ratable portion (determined in accordance with Section 2.01) of such Borrowing. After the Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower requesting the applicable Revolving Credit Borrowing or Canadian Prime Rate Borrowing at the Agent’s address referred to in Section 9.02 or at the applicable Payment Office, as the case may be.

(b) Anything in subsection (a) above to the contrary notwithstanding, the Eurocurrency Rate Advances may not be outstanding as part of more than ten separate Revolving Credit Borrowings.

(c) Each Notice of Committed Borrowing of any Borrower shall be irrevocable and binding on such Borrower. In the case of any Revolving Credit Borrowing that the related Notice of Committed Borrowing specifies is to be comprised of Eurocurrency Rate Advances, the Borrower requesting such Revolving Credit Borrowing shall indemnify each Revolving Credit Lender against any loss, cost or expense incurred by such Lender as a result of any failure by such Borrower to fulfill on or before the date specified in such Notice of Committed Borrowing for such Revolving Credit Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Revolving Credit Advance to be made by such Lender as part of such Revolving Credit Borrowing when such Revolving Credit Advance, as a result of such failure, is not made on such date.

(d) Unless the Agent shall have received notice from an Appropriate Lender prior to the time of any Borrowing under a Facility under which such Lender has a Commitment that such Lender will not make available to the Agent such Lender’s ratable portion of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the Borrower proposing such Borrowing on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent and the Agent shall have made such portion available to such Borrower on such date, such Lender and such Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, (i) in the case of such Borrower, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Agent, at the higher of (A) the interest rate applicable at the time under Section 2.07 to Advances comprising such Borrowing and (B) the cost of funds incurred by the Agent in respect of such amount and (ii) in the case of such Lender, for each day from the date notice of such funding is made to such Lender until the date such amount is repaid to the Agent, (A) the Federal Funds Rate in the case of Advances denominated in Dollars or (B) the cost of funds incurred by the Agent in respect of such amount in the case of Advances denominated in Committed Currencies. If such Lender shall repay to the Agent such corresponding amount, such Borrower shall be relieved of its obligation to repay such amount to the Agent and such amount so repaid (excluding interest) shall constitute such Lender’s Advance as part of such Borrowing for purposes of this Agreement.

(e) The failure of any Appropriate Lender to make the Advance to be made by it as part of any Borrowing under a Facility under which such Lender has a Commitment shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

SECTION 2.03. The Competitive Bid Advances. (a) Each Lender severally agrees that any Borrower may make Competitive Bid Borrowings under this Section 2.03 from time to time on any Business Day during the period from the date hereof until the date occurring seven days prior to the Termination Date in the manner set forth below; provided that, following the making of each Competitive Bid Borrowing, the aggregate amount of the Advances then outstanding (based in respect of any Advance denominated in a Committed Currency on the Equivalent in Dollars at the time such Competitive Bid Borrowing is requested) shall not exceed the aggregate amount of the Revolving Credit Commitments of the Lenders.

(i) Any Borrower may request a Competitive Bid Borrowing under this Section 2.03 by delivering to the Agent (and, in the case of a Competitive Bid Borrowing not consisting of Fixed Rate Advances or LIBO Rate Advances to be denominated in Dollars, simultaneously to the Sub-Agent), by telecopier, a notice of a Competitive Bid Borrowing (a “Notice of Competitive Bid Borrowing”), in substantially the form of Exhibit B-2 hereto, specifying therein the requested (A) date of such proposed Competitive Bid Borrowing, (B) aggregate amount of such proposed Competitive Bid Borrowing,

(C) interest rate basis and day count convention to be offered by the Lenders, (D) currency of such proposed Competitive Bid Borrowing, (E) in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances, Interest Period, or in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances, maturity date for repayment of each Fixed Rate Advance to be made as part of such Competitive Bid Borrowing (which maturity date may not be earlier than the date occurring seven days after the date of such Competitive Bid Borrowing or later than the earlier of (I) 180 days after the date of such Competitive Bid Borrowing and (II) the Termination Date), (F) interest payment date or dates relating thereto, (G) location of the Borrower’s account to which funds are to be advanced, (H) the jurisdiction of the Applicable Lending Office from which each such Competitive Bid Advance shall be made and, if the Applicable Lending Office is a branch, then, in addition, the location of the home office of such Lender, (I) prepayment conditions and (J) other terms (if any) to be applicable to such Competitive Bid Borrowing, not later than (w) 10:00 A.M. (New York City time) at least one Business Day prior to the date of the proposed Competitive Bid Borrowing, if such Borrower shall specify in the Notice of Competitive Bid Borrowing that the rates of interest to be offered by the Lenders shall be fixed rates per annum (the Advances comprising any such Competitive Bid Borrowing being referred to herein as “Fixed Rate Advances”) and that the Advances comprising such proposed Competitive Bid Borrowing shall be denominated in Dollars, (x) 10:00 A.M. (New York City time) at least four Business Days prior to the date of the proposed Competitive Bid Borrowing, if such Borrower shall specify in the Notice of Competitive Bid Borrowing that the Advances comprising such Competitive Bid Borrowing shall be LIBO Rate Advances denominated in Dollars, (y) 10:00 A.M. (London time) at least two Business Days prior to the date of the proposed Competitive Bid Borrowing, if such Borrower shall specify in the Notice of Competitive Bid Borrowing that the Advances comprising such proposed Competitive Bid Borrowing shall be Fixed Rate Advances denominated in any Committed Currency and (z) 10:00 A.M. (London time) at least four Business Days prior to the date of the proposed Competitive Bid Borrowing, if such Borrower shall instead specify in the Notice of Competitive Bid Borrowing that the Advances comprising such Competitive Bid Borrowing shall be LIBO Rate Advances denominated in any Committed Currency. Each Notice of Competitive Bid Borrowing shall be irrevocable and binding on such Borrower. The Agent shall in turn promptly notify each Lender of each request for a Competitive Bid Borrowing received by it from such Borrower by sending such Lender a copy of the related Notice of Competitive Bid Borrowing.

(ii) Each Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Competitive Bid Advances to the Borrower proposing the Competitive Bid Borrowing as part of such proposed Competitive Bid Borrowing at a rate or rates of interest specified by such Lender in its sole discretion, by notifying the Agent or the Sub-Agent, as the case may be (which shall give prompt notice thereof to such Borrower), (A) before 9:30 A.M. (New York City time) on the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances denominated in Dollars, (B) before 10:00 A.M. (New York City time) three Business Days before the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances, denominated in Dollars, (C) before 12:00 noon (London time) on the Business Day prior to the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances denominated in any Committed Currency and (D) before 12:00 noon (London time) on the third Business Day prior to the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances denominated in any Committed Currency, of the minimum amount and maximum amount of each Competitive Bid Advance which such Lender would be willing to make as part of such proposed Competitive Bid Borrowing (which amounts or the Equivalent thereof in Dollars, as the case may be, of such proposed Competitive Bid may, subject to the proviso to the first sentence of this Section 2.03(a), exceed such Lender’s Revolving Credit Commitment, if any), the rate or rates of interest therefor and such Lender’s Applicable Lending Office with respect to such Competitive Bid Advance; provided that if the Agent in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall notify such Borrower of such offer at least 30 minutes before the time and on the date on which notice of such election is to be given to the Agent or to the Sub-Agent, as the case may be, by the other Lenders. If any Lender shall elect not to make such an offer, such Lender shall so notify the Agent before 10:00 A.M. (New York City time) or the Sub-Agent before 12:00 noon (London time) on the date on which notice of such election is to be given to the Agent or to the Sub-Agent, as the case may be, by the other Lenders, and such Lender shall not be obligated to, and shall not, make any Competitive Bid Advance as part of such

Competitive Bid Borrowing; provided that the failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Bid Advance as part of such proposed Competitive Bid Borrowing.

(iii) The Borrower proposing the Competitive Bid Borrowing shall, in turn, (A) before 10:30 A.M. (New York City time) on the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances denominated in Dollars, (B) before 11:00 A.M. (New York City time) three Business Days before the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances denominated in Dollars, (C) before 3:00 P.M. (London time) on the Business Day prior to the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances denominated in any Committed Currency and (D) before 3:00 P.M. (London time) on the third Business Day prior to the date of such Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances denominated in any Committed Currency, either:

(x) cancel such Competitive Bid Borrowing by giving the Agent notice to that effect, or

(y) accept one or more of the offers made by any Lender or Lenders pursuant to paragraph (ii) above, in its sole discretion, by giving notice to the Agent or to the Sub-Agent, as the case may be, of the amount of each Competitive Bid Advance (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to such Borrower by the Agent or the Sub-Agent, as the case may be, on behalf of such Lender for such Competitive Bid Advance pursuant to paragraph (ii) above) to be made by each Lender as part of such Competitive Bid Borrowing, and reject any remaining offers made by Lenders pursuant to paragraph (ii) above by giving the Agent or the Sub-Agent, as the case may be, notice to that effect. Such Borrower shall accept the offers made by any Lender or Lenders to make Competitive Bid Advances in order of the lowest to the highest rates of interest offered by such Lenders (for this purpose, interest shall include any Taxes payable by such Borrower pursuant to Section 2.14). If two or more Lenders have offered the same interest rate, the amount to be borrowed at such interest rate will be allocated among such Lenders in such Borrower’s sole discretion.

(iv) If the Borrower proposing the Competitive Bid Borrowing notifies the Agent or the Sub-Agent, as the case may be, that such Competitive Bid Borrowing is cancelled pursuant to paragraph (iii)(x) above, the Agent or the Sub-Agent, as the case may be, shall give prompt notice thereof to the Lenders and such Competitive Bid Borrowing shall not be made.

(v) If the Borrower proposing the Competitive Bid Borrowing accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (iii)(y) above, the Agent or the Sub-Agent, as the case may be, shall in turn promptly notify (A) each Lender that has made an offer as described in paragraph (ii) above, of the date and aggregate amount of such Competitive Bid Borrowing and whether or not any offer or offers made by such Lender pursuant to paragraph (ii) above have been accepted by such Borrower, (B) each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing, of the amount of each Competitive Bid Advance to be made by such Lender as part of such Competitive Bid Borrowing, and (C) each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing, upon receipt, that the Agent or the Sub-Agent, as the case may be, has received forms of documents appearing to fulfill the applicable conditions set forth in Article III. Each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing shall, before 11:00 A.M. (New York City time), in the case of Competitive Bid Advances to be denominated in Dollars or 11:00 A.M. (London time), in the case of Competitive Bid Advances to be denominated in any Committed Currency, on the date of such Competitive Bid Borrowing specified in the notice received from the Agent or the Sub-Agent, as the case may be, pursuant to clause (A) of the preceding sentence or any later time when such Lender shall have received notice from the Agent or the Sub-Agent, as the case may be pursuant to clause (C) of the preceding sentence, make available for the account of its Applicable

Lending Office to the Agent (x) in the case of a Competitive Bid Borrowing denominated in Dollars, at its address referred to in Section 9.02, in same day funds, such Lender’s portion of such Competitive Bid Borrowing in Dollars and (y) in the case of a Competitive Bid Borrowing in a Committed Currency, at the Payment Office for such Committed Currency as shall have been notified by the Agent to the Lenders prior thereto, in same day funds, such Lender’s portion of such Competitive Bid Borrowing in such Committed Currency. Upon fulfillment of the applicable conditions set forth in Article III and after receipt by the Agent of such funds, the Agent will make such funds available to such Borrower’s Account at the location specified by such Borrower in its Notice of Competitive Bid Borrowing. Promptly after each Competitive Bid Borrowing the Agent will notify each Lender of the tenor and the amount of the Competitive Bid Borrowing.

(vi) If the Borrower proposing the Competitive Bid Borrowing notifies the Agent or the Sub-Agent, as the case may be, that it accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (iii)(y) above, such notice of acceptance shall be irrevocable and binding on such Borrower. Such Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure by such Borrower to fulfill on or before the date specified in the related Notice of Competitive Bid Borrowing for such Competitive Bid Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Competitive Bid Advance to be made by such Lender as part of such Competitive Bid Borrowing when such Competitive Bid Advance, as a result of such failure, is not made on such date.

(b) Each Competitive Bid Borrowing shall be in an aggregate amount of $10,000,000 (or the Equivalent thereof in any Committed Currency, determined as of the time of the applicable Notice of Competitive Bid Borrowing) or an integral multiple of $1,000,000 (or the Equivalent thereof in any Committed Currency, determined as of the time of the applicable Notice of Competitive Bid Borrowing) in excess thereof and, following the making of each Competitive Bid Borrowing, the Borrower that has borrowed such Competitive Bid Borrowing shall be in compliance with the limitation set forth in the proviso to the first sentence of subsection (a) above. If required under applicable lending rules, the foregoing amount shall be rounded to the nearest whole number in the applicable Committed Currency.

(c) Within the limits and on the conditions set forth in this Section 2.03, any Borrower may from time to time borrow under this Section 2.03, repay or prepay pursuant to subsection (d) below, and reborrow under this Section 2.03; provided that a Competitive Bid Borrowing shall not be made within three Business Days of the date of any other Competitive Bid Borrowing.

(d) Any Borrower that has borrowed through a Competitive Bid Borrowing shall repay to the Agent for the account of each Lender that has made a Competitive Bid Advance, on the maturity date of each Competitive Bid Advance (such maturity date being that specified by such Borrower for repayment of such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above and provided in the Competitive Bid Note evidencing such Competitive Bid Advance), the then unpaid principal amount of such Competitive Bid Advance. Such Borrower shall have no right to prepay any principal amount of any Competitive Bid Advance unless, and then only on the terms, specified by such Borrower for such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above and set forth in the Competitive Bid Note evidencing such Competitive Bid Advance.

(e) Each Borrower that has borrowed through a Competitive Bid Borrowing shall pay interest on the unpaid principal amount of each Competitive Bid Advance comprising such Competitive Bid Borrowing from the date of such Competitive Bid Advance to the date the principal amount of such Competitive Bid Advance is repaid in full, at the rate of interest for such Competitive Bid Advance specified by the Lender making such Competitive Bid Advance in its notice with respect thereto delivered pursuant to subsection (a)(ii) above, payable on the interest payment date or dates specified by such Borrower for such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above, as provided in the Competitive Bid Note evidencing such Competitive Bid Advance. Upon the occurrence and during the continuance of an Event of Default under Section 6.01(a), such Borrower shall pay interest on the amount of unpaid principal of and interest on each Competitive Bid Advance owing to a Lender, payable in arrears on the date or dates interest is payable thereon, at a rate per annum equal at all times to 1% per annum above the rate per annum required to be paid on such Competitive Bid Advance under the terms of the Competitive Bid Note evidencing such Competitive Bid Advance unless otherwise agreed in such Competitive Bid Note.

(f) The indebtedness of any Borrower resulting from each Competitive Bid Advance made to such Borrower as part of a Competitive Bid Borrowing shall be evidenced by a separate Competitive Bid Note of such Borrower payable to the order of the Lender making such Competitive Bid Advance.

SECTION 2.04. Fees(a) Facility Fee. The Company agrees to pay to the Agent for the account of each Lender a facility fee on the aggregate amount of such Lender’s Revolving Credit Commitment from the Effective Date in the case of each Initial Lender and from the effective date specified in the Assumption Agreement or in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date at a rate per annum equal to the Applicable Percentage in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December, commencing September 30, 2004, and on the Termination Date.

(b) Agent’s Fees. The Company shall pay to the Agent for its own account such fees as may from time to time be agreed between the Company and the Agent.

(c) Sub-Agent’s Fees. Finco shall pay to Citibank Canada, as Sub-Agent, for its own account such fees as may from time to time be agreed between the Company and the Agent.

SECTION 2.05. Termination or Reduction of the Commitments(a) Optional Ratable Termination or Reduction. The Company shall have the right, upon at least three Business Days’ notice to the Agent, to terminate in whole or reduce ratably in part the respective Unused Revolving Credit Commitments of the Revolving Credit Lenders or the Unused Canadian Prime Rate Commitments of the Canadian Prime Rate Lenders; provided that each partial reduction (i) shall be in the aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof and (ii) shall be made ratably among the Appropriate Lenders in accordance with their Commitments with respect to such Facility.

(b) Non-Ratable Termination by Assignment. The Company shall have the right, upon at least ten Business Days’ written notice to the Agent (which shall then give prompt notice thereof to the relevant Lender), to require any Lender that makes a demand or as to which there is an obligation for payment under Section 2.11 or 2.14 to assign, pursuant to and in accordance with the provisions of Section 9.07, all of its rights and obligations under this Agreement and under the Notes to an Eligible Assignee selected by the Company; provided, however, that (i) no Event of Default shall have occurred and be continuing at the time of such request and at the time of such assignment; (ii) the assignee shall have paid to the assigning Lender the aggregate principal amount of, and any interest accrued and unpaid to the date of such assignment on, the Note or Notes of such Lender; (iii) the Company shall have paid to the assigning Lender any and all facility fees and other fees payable to such Lender and all other accrued and unpaid amounts owing to such Lender under any provision of this Agreement (including, but not limited to, any increased costs or other additional amounts owing under Section 2.11 and any indemnification for Taxes under Section 2.14) as of the effective date of such assignment; and (iv) if the assignee selected by the Company is not an existing Lender, such assignee or the Company shall have paid the processing and recordation fee required under Section 9.07(a) for such assignment; provided further that the assigning Lender’s rights under Sections 2.11, 2.14 and 9.04, and its obligations under Section 8.05, shall survive such assignment as to matters occurring prior to the date of assignment.

SECTION 2.06. Repayment of Committed Advances Each Borrower shall repay to the Agent for the ratable account of the Lenders on the Termination Date the aggregate principal amount of the Committed Advances then outstanding in respect of such Borrower.

SECTION 2.07. Interest on Committed Advances(a) Scheduled Interest on Revolving Credit Advances. Each Borrower shall pay interest on the unpaid principal amount of each Revolving Credit Advance owing by such Borrower to each Revolving Credit Lender from the date of such Revolving Credit Advance until such principal amount shall be paid in full, at the following rates per annum:

(i) Base Rate Advances. During such periods as such Revolving Credit Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (x) the Base Rate in effect from time to time plus (y) the Applicable Margin in effect from time to time plus (z) the Applicable Utilization Fee in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

(ii) Eurocurrency Rate Advances. During such periods as such Revolving Credit Advance is a Eurocurrency Rate Advance, a rate per annum equal at all times during each Interest Period for such Revolving Credit Advance to the sum of (x) the Eurocurrency Rate for such Interest Period for such Revolving Credit Advance plus (y) the Applicable Margin in effect from time to time plus (z) the Applicable Utilization Fee in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurocurrency Rate Advance shall be Converted or paid in full.

(b) Scheduled Interest on Canadian Prime Rate Advances. Finco shall pay interest on the unpaid principal amount of each Canadian Prime Rate Advance to each Canadian Prime Rate Lender from the date of such Canadian Prime Rate Advance until such principal amount shall be paid in full, at a rate per annum equal at all times to the sum of (x) the Canadian Prime Rate in effect from time to time plus (y) the Applicable Margin in effect from time to time plus (z) the Applicable Utilization Fee in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Canadian Prime Rate Advance shall be paid in full.

(c) Default Interest. Upon the occurrence and during the continuance of an Event of Default under Section 6.01(a), each Borrower shall pay interest on (i) the unpaid principal amount of each Advance (other than a Competitive Bid Advance) owing by such Borrower to each Lender, payable in arrears on the dates referred to in clause (a)(i), (a)(ii) or (b) above, at a rate per annum equal at all times to 1% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i), (a)(ii) or (b) above (or, if applicable, the proviso to Section 2.08(b) below), (ii) to the fullest extent permitted by law, the amount of any interest (other than as set forth in clause (iii) below), fee or other amount payable hereunder by such Borrower that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 1% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to clause (a)(i) above and (iii) to the fullest extent permitted by law, the amount of any interest payable hereunder by Finco that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 1% per annum above the rate per annum required to be paid on Canadian Prime Rate Advances pursuant to clause (b) above.

SECTION 2.08. Interest Rate Determination(a) Each Reference Bank agrees to furnish to the Agent timely information for the purpose of determining each Eurocurrency Rate and each LIBO Rate. If any one or more of the Reference Banks shall not furnish such timely information to the Agent for the purpose of determining any such interest rate, the Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks. The Agent shall give prompt notice to the Company and the Appropriate Lenders of the applicable interest rate determined by the Agent for purposes of Section 2.07(a)(i) or (ii) or 2.07(i) , and the rate, if any, furnished by each Reference Bank for the purpose of determining the interest rate under Section 2.07(a)(ii).

(b) If, with respect to any Eurocurrency Rate Advances, the Required Lenders reasonably and in good faith notify the Agent that (i) they are unable to obtain matching deposits in the London inter-bank market at or about 11:00 A.M. (London time) on the second Business Day before the making of a Borrowing in sufficient amounts to fund their respective Revolving Credit Advances as a part of such Borrowing during its Interest Period or (ii) the Eurocurrency Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their respective Eurocurrency Rate Advances for such Interest Period, the Agent shall forthwith so notify each Borrower and the Revolving Credit Lenders, whereupon (A) the Borrower of such Eurocurrency Rate Advances will, on the last day of the then existing Interest Period therefor, (1) if such Eurocurrency Rate Advances are denominated in Dollars, either (x) prepay such Advances or (y) Convert such

Advances into Base Rate Advances and (2) if such Eurocurrency Rate Advances are denominated in any Committed Currency, either (x) prepay such Advances or (y) exchange such Advances into an Equivalent amount of Dollars and Convert such Advances into Base Rate Advances and (B) the obligation of the Revolving Credit Lenders to make, or to Convert Revolving Credit Advances into, Eurocurrency Rate Advances shall be suspended until the Agent shall notify each Borrower and the Revolving Credit Lenders that the circumstances causing such suspension no longer exist; provided that, if the circumstances set forth in clause (ii) above are applicable, the applicable Borrower may elect, by notice to the Agent and the Revolving Credit Lenders, to continue such Advances in such Committed Currency for Interest Periods of not longer than one month, which Advances shall thereafter bear interest at a rate per annum equal to the Applicable Margin plus, for each Revolving Credit Lender, the cost to such Lender (expressed as a rate per annum) of funding its Eurocurrency Rate Advances by whatever means it reasonably determines to be appropriate. Each Revolving Credit Lender shall certify its cost of funds for each Interest Period to the Agent and the Company as soon as practicable (but in any event not later than ten Business Days after the first day of such Interest Period).

(b) If any Borrower shall fail to select the duration of any Interest Period for any Eurocurrency Rate Advances in accordance with the provisions contained in the definition of “Interest Period” in Section 1.01, the Agent will forthwith so notify such Borrower and the Revolving Credit Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, (i) if such Eurocurrency Rate Advances are denominated in Dollars, Convert into Base Rate Advances and (ii) if such Eurocurrency Rate Advances are denominated in a Committed Currency, be exchanged into an Equivalent amount of Dollars and be Converted into Base Rate Advances.

(c) Upon the occurrence and during the continuance of any Event of Default under Section 6.01(a), (i) each Eurocurrency Rate Advance will automatically, on the last day of the then existing Interest Period therefor, (A) if such Eurocurrency Rate Advances are denominated in Dollars, be Converted into Base Rate Advances and (B) if such Eurocurrency Rate Advances are denominated in any Committed Currency, be exchanged into an Equivalent amount of Dollars and be Converted into Base Rate Advances and (ii) the obligation of the Revolving Credit Lenders to make, or to Convert Advances into, Eurocurrency Rate Advances shall be suspended; provided that the applicable Borrower may elect, by notice to the Agent and the Revolving Credit Lenders within one Business Day of such Event of Default, to continue such Advances in such Committed Currency, whereupon the Agent may require that each Interest Period relating to such Eurocurrency Rate Advances shall bear interest at the Overnight Eurocurrency Rate for a period of three Business Days and thereafter, each such Interest Period shall have a duration of not longer than one month. “Overnight Eurocurrency Rate” means the rate per annum applicable to an overnight period beginning on one Business Day and ending on the next Business Day equal to the sum of 1%, the Applicable Margin and the average, rounded upward to the nearest whole multiple of 1/16 of 1%, if such average is not such a multiple, of the respective rates per annum quoted by each Reference Bank to the Agent on request as the rate at which it is offering overnight deposits in the relevant currency in amounts comparable to such Reference Bank’s Eurocurrency Rate Advances.

(d) If Moneyline Telerate Markets Page 3750 or, if applicable, Page 248 of the Moneyline Telerate Service, is unavailable and fewer than two Reference Banks furnish timely information to the Agent for determining the Eurocurrency Rate or LIBO Rate for any Eurocurrency Rate Advances or LIBO Rate Advances, as the case may be,

(i) the Agent shall forthwith notify the relevant Borrower and the Lenders that the interest rate cannot be determined for such Eurocurrency Rate Advances or LIBO Rate Advances, as the case may be,

(ii) with respect to Eurocurrency Rate Advances, each such Advance will automatically, on the last day of the then existing Interest Period therefor, (A) if such Eurocurrency Rate Advance is denominated in Dollars, be prepaid by the applicable Borrower or be automatically Converted into a Base Rate Advance and (B) if such Eurocurrency Rate Advance is denominated in any Committed Currency, be prepaid by the applicable Borrower or be automatically exchanged into an Equivalent amount of Dollars and be Converted into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

(iii) the obligation of the Lenders to make Eurocurrency Rate Advances or LIBO Rate Advances or to Convert Revolving Credit Advances into Eurocurrency Rate Advances shall be suspended until the Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist.

(e) Interest Act (Canada). Whenever a rate of interest hereunder is calculated on the basis of a year (the “deemed year”) which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year.

(f) Nominal Rates; No Deemed Reinvestment. The principle of deemed reinvestment of interest shall not apply to any interest calculation under this Agreement; all interest payments to be made hereunder shall be paid without allowance or deduction for reinvestment or otherwise, before and after maturity, default and judgment. The rates of interest specified in this Agreement are intended to be nominal rates and not effective rates. Interest calculated hereunder shall be calculated using the nominal rate method and not the effective rate method of calculation.

(g) Interest Paid by Finco. Notwithstanding any provision of this Agreement, in no event shall the aggregate “interest” (as defined in Section 347 of the Criminal Code (Canada)) payable by Finco under this Agreement exceed the effective annual rate of interest on the “credit advanced” (as defined in that Section) under this Agreement lawfully permitted by that Section and, if any payment, collection or demand pursuant to this Agreement in respect of “interest” (as defined in that Section) is determined to be contrary to the provisions of that Section, such payment, collection or demand shall be deemed to have been made by mutual mistake of Finco and the Canadian Prime Rate Lenders and the amount of such payment or collection shall be refunded to Finco. For the purposes of this Agreement, the effective annual rate of interest shall be determined in accordance with generally accepted actuarial practices and principles over the relevant term and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Canadian Prime Rate Lenders will be prima facie evidence of such rate.

SECTION 2.09. Optional Conversion of Revolving Credit Advances Each Borrower may on any Business Day, upon notice given to the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.08 and 2.12, Convert all Revolving Credit Advances made to such Borrower denominated in Dollars of one Type comprising the same Borrowing into Revolving Credit Advances denominated in Dollars of the other Type; provided, however, that any Conversion of Eurocurrency Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurocurrency Rate Advances and no Conversion of Base Rate Advances into Eurocurrency Rate Advances shall result in more separate Revolving Credit Borrowings than permitted under Section 2.02(b). Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Dollar denominated Revolving Credit Advances to be Converted, and (iii) if such Conversion is into Eurocurrency Rate Advances, the duration of the initial Interest Period for each such Advance. Each notice of Conversion shall be irrevocable and binding on the Borrower requesting such Conversion.

SECTION 2.10. Prepayments of Committed Advances. (a) Optional. Each Borrower may, upon notice at least two Business Days prior to the date of such prepayment, in the case of Eurocurrency Rate Advances, and not later than 11:00 A.M. (New York City time) on the date of such prepayment, in the case of Base Rate Advances and Canadian Prime Rate Advances, to the Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given such Borrower shall, prepay the outstanding principal amount of the Committed Advances comprising part of the same Borrowing in whole or ratably in part (without premium or penalty or additional costs other than pursuant to Section 9.04(c)), together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof or the Equivalent thereof in a Committed Currency (determined on the date notice of prepayment is given) and (y) in the event of any such prepayment of a Eurocurrency Rate Advance, the Applicable Borrower shall be obligated to reimburse the Revolving Credit Lenders in respect thereof pursuant to Section 9.04(c). Each notice of prepayment by a Designated Subsidiary shall be given to the Agent through the Company.

(b) Mandatory Prepayments. (i) If the Agent notifies the Company that, on any interest payment date, the sum of (A) the aggregate principal amount of the sum of all Advances denominated in Dollars then outstanding plus (B) the Equivalent in Dollars (determined on the third Business Day prior to such interest payment date) of the aggregate principal amount of the sum of all Advances denominated in Committed Currencies then outstanding exceeds 103% of the Revolving Credit Facility on such date, the Company and each other Borrower shall, within two Business Days after receipt of such notice, prepay the outstanding principal amount of any Advances owing by the Borrowers in an aggregate amount sufficient to reduce such sum to an amount not to exceed 100% of the Revolving Credit Facility on such date.

(ii) If the Agent notifies the Company that, on any interest payment date, the Equivalent in Dollars (determined on the third Business Day prior to such interest payment date) of the aggregate principal amount of all Canadian Prime Rate Advances then outstanding exceeds 103% of the Canadian Prime Rate Facility on such date, Finco shall, within two Business Days after receipt of such notice, prepay the outstanding principal amount of Canadian Prime Rate Advances in an aggregate amount sufficient to reduce such amount to an amount not to exceed 100% of the Canadian Prime Rate Facility on such date.

(iii) Each prepayment made pursuant to this Section 2.10(b) shall be made together with any interest accrued to the date of such prepayment on the principal amounts prepaid and, in the case of any prepayment of a Eurocurrency Rate Advance or a LIBO Rate Advance on a date other than the last day of an Interest Period or at its maturity, any additional amounts which such Borrower shall be obligated to reimburse to the Revolving Credit Lenders in respect thereof pursuant to Section 9.04(b). The Agent shall give prompt notice of any prepayment required under this Section 2.10(b) to the Borrowers and the Appropriate Lenders.

SECTION 2.11. Increased Costs (a) If, after the date hereof the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System but excluding with respect to any Eurocurrency Rate Advance or LIBO Rate Advance any such requirement included in an applicable Eurocurrency Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Applicable Lending Office) or shall impose on any Lender (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Eurocurrency Rate Advances or LIBO Rate Advances, its Notes or its obligation to make Eurocurrency Rate Advances, and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making or maintaining any Eurocurrency Rate Advance or LIBO Rate Advance, or to reduce the amount of any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or under its Notes with respect thereto by an amount deemed by such Lender to be material, then, within 15 days after demand by such Lender, the Borrower of such Advances shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

(b) If any Lender shall have determined that the adoption after the date hereof of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender’s capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 15 days after demand by such Lender, the Company shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

(c) Each Lender will notify the Agent and the Company of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section within the time limitation set forth in Section 9.04(d) and will designate a different Eurocurrency Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate of any Lender claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

SECTION 2.12. Illegality If, after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Eurocurrency Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Lender (or its Eurocurrency Lending Office) to make, maintain or fund its Eurocurrency Rate Advances in Dollars or any Committed Currency or LIBO Rate Advances in Dollars or any Committed Currency hereunder such Lender shall so notify the Agent and the Company, whereupon until such Lender notifies the Agent and the Company that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make such Eurocurrency Rate Advances shall be suspended. Before giving any notice to the Agent and the Company pursuant to this Section, such Lender shall designate a different Eurocurrency Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. If such Lender shall determine that it may not lawfully continue to maintain and fund any of its outstanding Eurocurrency Rate Advances or LIBO Rate Advances to maturity and shall so specify in such notice, each such Eurocurrency Rate Advance or such LIBO Rate Advance, as the case may be, will automatically, upon such demand, (a) if such Eurocurrency Rate Advance or LIBO Rate Advance is denominated in Dollars, be converted into a Base Rate Advance or an Advance that bears interest at the rate set forth in Section 2.07(a)(i), as the case may be and (b) if such Eurocurrency Advance or LIBO Rate Advance is denominated in any Committed Currency, be exchanged into an Equivalent amount of Dollars and converted into a Base Rate Advance or an Advance that bears interest at the rate set forth in Section 2.07(a)(i), as the case may be.

SECTION 2.13. Payments and Computations (a) Each Borrower shall make each payment hereunder, except with respect to principal of, interest on, and other amounts relating to, Advances denominated in a Committed Currency, not later than 12:00 noon (New York City time) on the day when due in Dollars to the Agent at the applicable Agent’s Account in same day funds, without deduction for any counterclaim or set-off. Each Borrower shall make each payment hereunder with respect to principal of, interest on, and other amounts relating to, Advances denominated in a Committed Currency, not later than 12:00 noon (at the Payment Office for such Committed Currency) on the day when due in such Committed Currency to the Agent, by deposit of such funds to the applicable Agent’s Account in same day funds, without deduction for any counterclaim or set-off. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or facility fees ratably (other than amounts payable pursuant to Section 2.03, 2.11, 2.14 or 9.04(c)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon any Assuming Lender becoming a Lender hereunder as a result of a Commitment Increase pursuant to Section 2.18, and upon the Agent’s receipt of such Lender’s Assumption Agreement and recording of the information contained therein in the Register, from and after the applicable Increase Date the Agent shall make all payments hereunder and under any Notes issued in connection therewith in respect of the interest assumed thereby to the Assuming Lender. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.07(c), from and after the effective date specified in such Assignment and Acceptance, the Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

(b) All computations of interest based on the Base Rate, Canadian Prime Rate and of fees shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, all computations of interest based on the Eurocurrency Rate or the Federal Funds Rate shall be made by the Agent on the basis of a year of 360 days and computations in respect of Competitive Bid Advances shall be made by the Agent or the Sub-Agent, as the case may be, as specified in the applicable Notice of Competitive Bid Borrowing (or, in each case of Advances denominated in Committed Currencies where market practice differs, in accordance with market practice), in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or facility fees are payable. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

(c) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or facility fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurocurrency Rate Advances or LIBO Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

(d) Unless the Agent shall have received notice from any Borrower prior to the date on which any payment is due to the Lenders hereunder that such Borrower will not make such payment in full, the Agent may assume that such Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent such Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at (i) the Federal Funds Rate in the case of Advances denominated in Dollars or (ii) the cost of funds incurred by the Agent in respect of such amount in the case of Advances denominated in Committed Currencies.

SECTION 2.14. Taxes (a) Any and all payments by any Borrower hereunder or under the Notes shall be made, in accordance with Section 2.13, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, (i) in the case of each Lender and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction under the laws of which such Lender or the Agent (as the case may be) is organized or any political subdivision thereof, (ii) in the case of each Lender, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction of such Lender’s Applicable Lending Office or any political subdivision thereof, (iii) in the case of each Lender and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by a jurisdiction or any political subdivision thereof as a result of a past or present connection of such Lender or the Agent with such jurisdiction, and (iv) in the case of each Canadian Prime Rate Lender, any taxes that are imposed by Canada with respect to a payment made under this Agreement if such Canadian Prime Rate Lender is a non-resident of Canada for purposes of Part XIII of the Income Tax Act (Canada) other than as a result of a change of law after the date such Canadian Prime Rate Lender became a party to this Agreement (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as “Taxes”). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum paid or payable hereunder or under any Note to any Lender or the Agent, or, if the Agent shall be required by law to deduct any Taxes from or in respect of any sum paid or payable hereunder or under any Note to any Lender or if the Sub-Agent shall be required by law to deduct any Taxes from or in respect of any sum paid or payable hereunder or under any Note to any Lender or to the Agent, (i) subject to the provisions below, the sum payable by such Borrower shall be increased by such Borrower as may be necessary so that, after making all required deductions (including deductions, whether by such Borrower or the Agent, applicable to additional sums payable under this Section 2.14) such Lender, the Sub-Agent and the Agent each receive an amount equal to the sum they each would have received had no such deductions been made (for example, and without limitation, if the sum paid or payable hereunder from or in respect of which a Borrower or the Agent shall be required to deduct any Taxes is interest, the interest payable by such Borrower shall be increased by such Borrower as may be necessary so that, after making all required deductions (including deductions applicable to additional interest), such Lender and the Agent each receive interest equal to the interest they each would have received had no such deduction been made), (ii) such Borrower (or, as the case may be and as required by applicable law, the Agent) shall make such deductions and (iii) such Borrower (or, as the case may be and as required by applicable law, the Agent) shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(b) In addition, each Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, performance under, or otherwise with respect to this Agreement (other than an assignment by a Lender pursuant to Section 9.07 unless such assignment is made at the request of the Company) or the Notes (hereinafter referred to as “Other Taxes”).

(c) Each Borrower shall indemnify each Lender and the Agent for and hold it harmless against the full amount of Taxes or Other Taxes (as well as, without limitation, taxes of any kind imposed by any jurisdiction on amounts payable under this Section 2.14) imposed on or paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor.

(d) Within 30 days after the date of any payment of Taxes, each Borrower shall furnish to the Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing such payment. In the case of any payment hereunder or under the Notes by or on behalf of any Borrower through an account or branch outside the United States, the United Kingdom of Great Britain and Northern Ireland, the Republic of France, the Kingdom of The Netherlands, the Kingdom of Luxembourg, the Kingdom of Belgium and Canada or by or on behalf of any Borrower by a payor that is not a United States person or a corporation organized under the laws of the United Kingdom of Great Britain and Northern Ireland, the Republic of France, the Kingdom of The Netherlands, the Kingdom of Luxembourg, the Kingdom of Belgium and Canada, if such Borrower determines that no Taxes are payable in respect thereof, such Borrower shall furnish, or shall cause such payor to furnish, to the Agent, at such address, an opinion of counsel acceptable to the Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e), the terms “United States” and “United States person” shall have the meanings specified in Section 7701 of the Internal Revenue Code.

(e) Except as otherwise provided below, each Lender, (i) on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender, (ii) on the date of the Assumption Agreement or the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, (iii) upon any change in its Applicable Lending Office, (iv) upon a change in its place of incorporation or a change in its tax classification as a corporate or fiscally transparent entity, and (v) within 30 days of receipt of any written request by any Borrower (but only so long as such Lender remains lawfully able to do so), shall provide such Borrower and the Agent with any form or certificate that is required by any taxing authority including, if applicable, two original Internal Revenue Service Forms W-9, W-8BEN or W-8ECI, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying (if it is the case) that such Lender is exempt from Home Jurisdiction Withholding Taxes, or in the case of a Revolving Credit Borrowing or Competitive Bid Borrowing by Enterprises Belgium or Finco, is entitled to a reduced rate of Home Jurisdiction Withholding Taxes pursuant to an applicable income tax treaty between Belgium or Canada, as the case may be, and the country of incorporation or organization of a Lender on payments pursuant to this Agreement or the Notes; provided, however, that such Lender shall have been advised in writing by each Borrower (including at the time any renewal form is due) of the form or certificate applicable to it, determined by reference to the jurisdiction of organization and Applicable Lending Office of such Lender set forth on Schedule I hereto, in the case of each Initial Lender, or to the jurisdiction of organization and Applicable Lending Office of such Lender set forth in the Assumption Agreement or Assignment and Acceptance pursuant to which it became a Lender, in the case of each other Lender, or such other branch or office of any Lender designated by such Lender from time to time. Notwithstanding the foregoing, in the case of any Borrowing by Enterprises Limited, each Lender may provide evidence satisfactory to such Borrower and the Agent that it has filed the necessary applications for exemption from Home Jurisdiction Withholding Taxes within 10 Business Days of the relevant date specified in clause (i), (ii), (iii), (iv) or (v) of the preceding sentence in lieu of providing any form or certificate required by the relevant taxing authority on the relevant date specified above; provided, however, that for purposes of Section 2.14(f) no Lender shall be considered to have satisfied the requirements of this Section 2.14(e) until such Lender furnishes to such Borrower any form or certificate required by the relevant taxing authority certifying (if it is the case) that such Lender is exempt from Home Jurisdiction Withholding Taxes. If any form or document referred to in this subsection (e) requires the disclosure of information not substantially similar to the information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service Forms W-9, W-8BEN or W-8ECI, and which a Lender reasonably considers to be confidential, such Lender shall give notice thereof to the Company and shall not be obligated to include in such form or document such confidential information.

“Home Jurisdiction Withholding Taxes” means (a) in the case of the Company and US Holdings, withholding taxes imposed by the United States, (b) in the case of Enterprises Limited, withholding taxes imposed by the United Kingdom of Great Britain and Northern Ireland, (c) in the case of Enterprises France, withholding taxes imposed by the Republic of France, (d) in the case of Netherlands Holdings and Enterprises Netherlands, withholding taxes imposed by the Kingdom of The Netherlands, (e) in the case of Enterprises Belgium, withholding taxes imposed by the Kingdom of Belgium, (f) in the case of Finco, withholding taxes imposed by Canada and (g) in the case of Enterprises Luxembourg, withholding taxes imposed by the Kingdom of Luxembourg.

(f) For any period with respect to which a Lender has failed to provide such Borrower with the appropriate form or certificate described in Section 2.14(e) (other than if such failure is due to a change in law (including, without limitation, any change in regulation or change in the interpretation of any statute or regulation or other rule of law) occurring subsequent to the date on which a form originally was required to be provided), such Lender (other than, in the case of clause (i) below for Taxes imposed by the United Kingdom of Great Britain and Northern Ireland, the Republic of France, the Kingdom of The Netherlands and the Kingdom of Luxembourg, a Lender incorporated or organized under the laws of Canada) shall not be entitled to indemnification under Section 2.14(a) or (c) (i) with respect to Taxes imposed by the United States, the United Kingdom of Great Britain and Northern Ireland, the Republic of France, the Kingdom of The Netherlands and the Kingdom of Luxembourg, the Taxes by reason of such failure or (ii) with respect to Taxes imposed by the Kingdom of Belgium or Canada, the Taxes imposed based on a withholding tax rate in excess of the rate allowed in the applicable income tax treaty between such country and the country of incorporation or organization of a Lender, as the case may be; provided, however, that should a Lender become subject to Taxes because of its failure to deliver a form or certificate required hereunder, each Borrower shall take such steps as such Lender shall reasonably request, and at such Lender’s expense, to assist such Lender to recover such Taxes; and provided, further, that should any Borrower be required to pay any amounts under Section 2.14(a) or (c), and such Borrower delivers to each Lender that received such amounts an opinion of counsel that payments to such Lender or the Agent were not in fact subject to Taxes, each Lender (x) shall use reasonable efforts to cooperate with the Borrowers, including, but not limited to filing and pursuing a claim of refund in its own name (provided that the applicable Borrower agrees in writing to indemnify and reimburse such Lender for its actual out-of-pocket expenses in connection with such claim for refund), in obtaining a refund of Taxes, and if such Lender receives a refund of Taxes shall promptly pay such Taxes over to the applicable Borrower or (y) in the sole discretion of such Lender, may decline to claim any such refund but shall repay to the Borrowers within 30 days after the delivery of such opinion of counsel the amounts paid in respect of Taxes on payments that such opinion concluded were not in fact subject to Taxes and such Lender shall forego any indemnification claim against the Borrowers of such amounts.

(g) In addition, any Lender will not be entitled to indemnification under Section 2.14(a) or (c) with respect to Taxes imposed by the United States, the United Kingdom of Great Britain and Northern Ireland, the Republic of France, the Kingdom of The Netherlands, the Kingdom of Luxembourg, the Kingdom of Belgium and Canada to the extent that such Taxes would not be required to be paid but for the failure of any form provided by such Lender pursuant to Section 2.14(e) to be accurate and true unless such failure (x) is immaterial and does not impact the effectiveness of such form, (y) has been corrected prior to payment of Taxes by providing the Borrowers with an effective form or (z) would not have occurred but for (A) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which an Advance or Borrowing is made (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (B) a change in tax law.

(h) In the case of a Lender that initially becomes a party to this Agreement pursuant to an assignment under Section 9.07 or a Lender that undertakes a change in its Applicable Lending Office, a change in its place of incorporation or a change in its tax classification, no additional amounts will be payable by the Borrowers with respect to any Home Jurisdiction Withholding Taxes that exceed the amount of such Home Jurisdiction Withholding Taxes that are imposed prior to such assignment, change in Applicable Lending Office, change in place of incorporation or change in tax classification.

(i) If any Lender determines, in its sole discretion, that it will realize by reason of a refund, deduction or credit of any Taxes to be paid or reimbursed by any Borrower pursuant to subsection (a) or (c) above in respect of payments under this Agreement or the Notes, any current monetary benefit that it would otherwise not have obtained but for the payment of such Taxes, such Borrower shall not be required to reimburse such Lender under subsection (a) or (c) above to the extent of such amount, net of all out-of-pocket expenses incurred by such

Lender and allocable to securing such refund, deduction or credit; provided, however, that if such Lender subsequently determines that it is not entitled to such current monetary benefit, such Borrower shall pay such amount to the Lender with 30 days of written request by such Lender. If any Lender determines, in its sole discretion, that it has actually and finally realized, by reason of a refund, deduction or credit of any Taxes paid or reimbursed by any Borrower pursuant to subsection (a) or (c) above in respect of payments under this Agreement or the Notes, a current monetary benefit that it would otherwise not have obtained but for the payment of such Taxes, and that would result in the total payments under this Section 2.14 exceeding the amount needed to make such Lender whole, such Lender shall pay to such Borrower, with reasonable promptness following the date on which it actually realizes such benefit, an amount equal to the lesser of the amount of such benefit or the amount of such excess, in each case net of all out-of-pocket expenses incurred by such Lender and allocable to securing such refund, deduction or credit.

(j) Any Lender or the Agent (as the case may be) claiming any additional amounts payable pursuant to this Section 2.14 will notify the Agent and the applicable Borrower of such claim within the time limitation set forth in Section 9.04(d) and agrees to use reasonable efforts (consistent with such Lender’s or the Agent’s (as the case may be) internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office or the office of the Agent (as the case may be) if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the sole judgment of such Lender or in the reasonable judgment of the Agent (as the case may be), be otherwise disadvantageous to such Lender or the Agent (as the case may be). Each Borrower shall promptly upon request by any Lender or the Agent take all actions (including, without limitation, the completion of forms and the provision of information to the appropriate taxing authorities) reasonably requested by such Lender or the Agent to secure the benefit of any exemption from, or relief with respect to, Taxes or Other Taxes in relation to any amounts payable under this Agreement.

(k) Each Canadian Prime Rate Lender hereby represents and warrants to Finco that it is not a non-resident of Canada for the purposes of Part XIII of the Income Tax Act (Canada).

SECTION 2.15. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Committed Advances owing to it (other than pursuant to Section 2.11, 2.14 or 9.04(c)) in excess of its ratable share of payments on account of such Committed Advances obtained by all the Appropriate Lenders, such Lender shall forthwith purchase from the other Appropriate Lenders such participations in the Committed Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation.

SECTION 2.16. Evidence of Debt (a) Each Appropriate Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Committed Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder in respect of such Advances. Each Borrower agrees that upon reasonable notice by any Lender to such Borrower (with a copy of such notice to the Agent) to the effect that a Revolving Credit Note or a Canadian Prime Rate Note is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Committed Advances owing to, or to be made by, such Lender, such Borrower shall promptly execute and deliver to such Lender a Revolving Credit Note or a Canadian Prime Rate Note, as the case may be, payable to the order of such Lender in a principal amount up to the Revolving Credit Commitment or the Canadian Prime Rate Commitment of such Lender, provided that if such Lender shall have received a Note under any Existing Credit Agreement, such

Lender shall return such Note, marked “Cancelled”, to the applicable Borrower at or prior to the time of delivery of a Note under this Section 2.16.

(b) The Register maintained by the Agent pursuant to Section 9.07(d) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assumption Agreement and each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from such Borrower to each Lender hereunder and (iv) the amount of any sum received by the Agent from each Borrower hereunder and each Lender’s share thereof.

(c) Entries made in good faith by the Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from each Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; provided, however, that the failure of the Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of any Borrower under this Agreement.

SECTION 2.17. Use of Proceeds The proceeds of the Advances shall be available (and the Company agrees that it shall use such proceeds) solely for general corporate purposes of the Company and its Subsidiaries.

SECTION 2.18. Increase in the Aggregate Revolving Credit Commitments or Aggregate Canadian Prime Rate Commitments (a) The Company may, at any time but in any event not more than once in any calendar year prior to the Termination Date, by notice to the Agent, request that the aggregate amount of the Revolving Credit Commitments be increased by an amount of $25,000,000 or an integral multiple of $5,000,000 in excess thereof (each a “Revolving Credit Commitment Increase”) to be effective as of a date that is at least 90 days prior to the Termination Date (the “Revolving Credit Increase Date”) as specified in the related notice to the Agent; provided, however that (i) in no event shall the aggregate amount of the Revolving Credit Commitments at any time exceed $2,700,000,000, (ii) on the date of any request by the Company for a Revolving Credit Commitment Increase and on the related Revolving Credit Increase Date, S&P and Moody’s shall have assigned a High Rating to the commercial paper of the Company and no Default shall have occurred and be continuing and (iii) the applicable conditions set forth in Section 3.03 shall have been satisfied.

(b) The Company may, at any time but in any event not more than twice in any calendar year prior to the Termination Date, by notice to the Agent, request that the aggregate amount of the Canadian Prime Rate Commitments be increased by an amount of $25,000,000 or an integral multiple of $5,000,000 in excess thereof (each a “Canadian Prime Rate Commitment Increase” and, together with the Revolving Credit Commitment Increases, a “Commitment Increase”) to be effective as of a date that is at least 90 days prior to the Termination Date (the “Canadian Prime Rate Increase Date” and, together with any Revolving Credit Increase Date, an “Increase Date”) as specified in the related notice to the Agent; provided, however that (i) in no event shall the aggregate amount of Canadian Prime Rate Commitments at any time exceed $450,000,000, (ii) on the date of any request by the Company for a Canadian Prime Rate Commitment Increase and on the related Canadian Prime Rate Increase Date, S&P and Moody’s shall have assigned a High Rating to the commercial paper of the Company and no Default shall have occurred and be continuing and (iii) the applicable conditions set forth in Section 3.03 shall have been satisfied.

(c) The Agent shall promptly notify such Lender(s) and/or Eligible Assignee(s) as the Company may specify to the Agent of a request by the Company for a Commitment Increase, which notice shall include (i) the proposed amount of such requested Commitment Increase, (ii) the proposed Increase Date and (iii) the date by which such Persons wishing to participate in the Commitment Increase must commit to participate in an increase in the amount of the Revolving Credit Commitments or Canadian Prime Rate Commitments, as the case may be (the “Commitment Date”). The requested Commitment Increase shall be allocated among the Lender(s) and/or Eligible Assignee(s) willing to participate therein in such amounts as are agreed between the Company and the Agent.

(d) Promptly following each Commitment Date, the Agent shall notify the Company as to the amount, if any, by which the Lenders and Eligible Assignees are willing, in their sole discretion, to participate in the requested Commitment Increase; provided, however, that, in the case of Revolving Credit Commitment Increase, the Revolving Credit Commitment of each such Eligible Assignee shall be in an amount of $50,000,000 or an integral multiple of $5,000,000 in excess thereof and, in the case of a Canadian Prime Rate Commitment Increase, the Canadian Prime Rate Commitment of each such Eligible Assignee shall be in an amount of $15,000,000 or an integral multiple of $1,000,000 in excess thereof.

(e) On each Increase Date, each Eligible Assignee that accepts an offer to participate in a requested Commitment Increase in accordance with Section 2.18(c) (each such Eligible Assignee, an “Assuming Lender”) shall become a Lender party to this Agreement as of such Increase Date and the Revolving Credit Commitment or Canadian Prime Rate Commitment, as applicable, of each Lender that has agreed to participate in a requested Commitment Increase (each such Lender, an “Increasing Lender”) for such requested Commitment Increase shall be so increased by such amount (or by the amount allocated to such Lender pursuant to the last sentence of Section 2.18(c)) as of such Increase Date; provided, however, that the Agent shall have received on or before such Increase Date the following, each dated such date:

(i) (A) certified copies of resolutions of the Board of Directors of each Borrower or the Executive Committee of such Board approving the Commitment Increase and the corresponding modifications to this Agreement and (B) an opinion of counsel for the Borrowers (which may be in-house counsel), in substantially the form of Exhibit F hereto;

(ii) an assumption agreement from each Assuming Lender, if any, in form and substance satisfactory to the Company and the Agent (each an “Assumption Agreement”), duly executed by such Eligible Assignee, the Agent and the Company; and

(iii) confirmation from each Increasing Lender of the increase in the amount of its Revolving Credit Commitment or Canadian Prime Rate Commitment, as applicable, in a writing satisfactory to the Company and the Agent.

On each Increase Date, upon fulfillment of the conditions set forth in the immediately preceding sentence of this Section 2.18(e), the Agent shall notify the Lenders (including, without limitation, each Assuming Lender) and the Company, on or before 1:00 P.M. (New York City time), by telecopier, of the occurrence of the Commitment Increase to be effected on such Increase Date and shall record in the Register the relevant information with respect to each Increasing Lender and each Assuming Lender on such date.

SECTION 2.19. Regulation D Compensation Each Lender that is subject to reserve requirements of the Board of Governors of the Federal Reserve System (or any successor) may require the applicable Borrower to pay, contemporaneously with each payment of interest on the Eurocurrency Rate Advances and LIBO Rate Advances, as the case may be, additional interest on the related Eurocurrency Rate Advances and LIBO Rate Advances, as the case may be, of such Lender at the rate per annum equal to the excess of (i) (A) the applicable Eurocurrency Rate or LIBO Rate, as the case may be, divided by (B) one minus the Eurocurrency Rate Reserve Percentage over (ii) the rate specified in clause (i)(A). Any Lender wishing to require payment of such additional interest (x) shall so notify the Agent and the applicable Borrower, in which case such additional interest on the Eurocurrency Rate Advances and LIBO Rate Advances, as the case may be, of such Lender shall be payable to such Lender at the place indicated in such notice with respect to each Interest Period commencing at least five Business Days after the giving of such notice and (y) shall notify the Agent and the applicable Borrower at least five Business Days prior to each date on which interest is payable on the amount then due it under this Section.

ARTICLE III

CONDITIONS TO EFFECTIVENESS AND LENDING

SECTION 3.01. Conditions Precedent to Effectiveness of Sections 2.01 and 2.03 Sections 2.01 and 2.03 of this Agreement shall become effective on and as of the first date (the “Effective Date”) on which the following conditions precedent have been satisfied:

(a) The Company shall have notified the Agent as to the proposed Effective Date.

(b) The Company shall have paid all accrued fees and expenses of the Agent (including the accrued fees and expenses of counsel to the Agent).

(c) On the Effective Date, the following statements shall be true and the Agent shall have received for the account of each Lender a certificate of the Company on behalf of itself and each other Borrower, signed by a duly authorized officer of the Company, dated the Effective Date, stating that:

(i) The representations and warranties contained in Section 4.01 are correct on and as of the Effective Date, and

(ii) No event has occurred and is continuing that constitutes a Default.

(d) The Agent shall have received on or before the Effective Date the following, each dated such day, in form and substance satisfactory to the Agent and (except for the Notes) in sufficient copies for each Lender:

(i) The Notes of the Company and of Finco to the extent requested by any Appropriate Lender pursuant to Section 2.16.

(ii) Certified copies of the resolutions of (A) the Board of Directors of the Company approving this Agreement and the Notes of the Company and (B) the Board of Directors of Finco approving this Agreement and the Notes of Finco, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and such Notes.

(iii) A certificate of the Secretary or an Assistant Secretary of (A) the Company certifying the names and true signatures of the officers of the Company authorized to sign this Agreement and the Notes of the Company and the other documents to be delivered by it hereunder and (B) Finco certifying the names and true signatures of the officers of Finco authorized to sign this Agreement and the Notes of Finco and the other documents to be delivered by it hereunder.

(iv) A certificate signed by a duly authorized officer of the Company certifying that Finco has obtained all governmental and third party authorizations, consents, approvals (including exchange control approvals) and licenses required under applicable laws and regulations necessary for Finco to execute and deliver this Agreement and the Notes to which it is a party and to perform its obligations hereunder and thereunder.

(v) A favorable opinion of John Culhane, General Counsel of the Company, substantially in the form of Exhibit F hereto and as to such other matters as any Lender through the Agent may reasonably request.

(vi) A favorable opinion of counsel for Finco, substantially in the form of Exhibit G hereto and as to such other matters as any Lender through the Agent may reasonably request.

(vii) A favorable opinion of Shearman & Sterling LLP, counsel for the Agent, in form and substance satisfactory to the Agent.

(viii) Evidence of the Process Agent’s acceptance of its appointment pursuant to Section 9.13(a) as the agent of the Company and Finco.

(ix) Such other approvals, opinions or documents as any Lender, through the Agent, may reasonably request.

(e) The termination of the commitments of the lenders and the payment in full of all advances outstanding under the Existing Credit Agreements. By execution of this Agreement, each of the Lenders that is a lender under any Existing Credit Agreement hereby waives any requirement set forth in such Existing Credit Agreement of prior notice to the termination of its commitment thereunder.

SECTION 3.02. Initial Advance to Each Designated Subsidiary The obligation of each Revolving Credit Lender to make an initial Advance to each Designated Subsidiary following any designation of such Designated Subsidiary as a Borrower hereunder pursuant to Section 9.08 is subject to the Agent’s receipt on or before the date of such initial Advance of each of the following, in form and substance satisfactory to the Agent and dated such date, and (except for the Revolving Credit Notes) in sufficient copies for each Revolving Credit Lender:

(a) The Revolving Credit Notes of such Borrower to the extent requested by any Revolving Credit Lender pursuant to Section 2.16.

(b) Certified copies of the resolutions of the Board of Directors of such Borrower (with a certified English translation if the original thereof is not in English) approving this Agreement and the Notes of such Borrower, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and such Notes.

(c) A certificate of the Secretary or an Assistant Secretary of such Borrower certifying the names and true signatures of the officers of such Borrower authorized to sign this Agreement and the Notes of such Borrower and the other documents to be delivered hereunder.

(d) A certificate signed by a duly authorized officer of the Company, dated as of the date of such initial Advance, certifying that such Borrower shall have obtained all governmental and third party authorizations, consents, approvals (including exchange control approvals) and licenses required under applicable laws and regulations necessary for such Borrower to execute and deliver this Agreement and the Notes and to perform its obligations thereunder.

(e) The Designation Letter of such Designated Subsidiary, substantially in the form of Exhibit D hereto.

(f) Evidence of the Process Agent’s acceptance of its appointment pursuant to Section 9.13(a) as the agent of such Borrower, substantially in the form of Exhibit E hereto.

(g) A favorable opinion of counsel (which may be in-house counsel) to such Designated Subsidiary, dated the date of such initial Advance, covering, to the extent customary and appropriate for the relevant jurisdiction, the opinions outlined on Exhibit H hereto.

(h) Such other approvals, opinions or documents as any Revolving Credit Lender, through the Agent, may reasonably request.

SECTION 3.03. Conditions Precedent to Each Revolving Credit Borrowing, Canadian Prime Rate Borrowing and Commitment Increase The obligation of each Lender to make a Revolving Credit Advance on the occasion of each Revolving Credit Borrowing, a Canadian Prime Rate Advance on the occasion of each Canadian Prime Rate Borrowing and each Commitment Increase shall be subject to the conditions precedent that the Effective

Date shall have occurred and on the date of such Borrowing or such Commitment Increase (a) the following statements shall be true (and each of the giving of the applicable Notice of Committed Borrowing or request for Commitment Increase and the acceptance by the Borrower requesting such Borrowing of the proceeds of such Borrowing shall constitute a representation and warranty by such Borrower that on the date of such Borrowing or such Commitment Increase such statements are true):

(i) the representations and warranties contained in Section 4.01 (except the representations set forth in the last sentence of subsection (e) and in subsection (f) thereof (other than clause (ii) thereof)) are correct in all material respects on and as of such date, before and after giving effect to such Borrowing and to the application of the proceeds therefrom or such Commitment Increase, as though made on and as of such date, and additionally, if such Borrowing shall have been requested by a Designated Subsidiary, the representations and warranties of such Designated Subsidiary contained in its Designation Letter are correct in all material respects on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and

(ii) no event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom or from such Commitment Increase, that constitutes a Default;

and (b) the Agent shall have received such other approvals, opinions or documents as any Appropriate Lender through the Agent may reasonably request.

SECTION 3.04. Conditions Precedent to Each Competitive Bid Borrowing The obligation of each Lender that is to make a Competitive Bid Advance on the occasion of a Competitive Bid Borrowing to make such Competitive Bid Advance as part of such Competitive Bid Borrowing is subject to the conditions precedent that (i) the Agent shall have received the written confirmatory Notice of Competitive Bid Borrowing with respect thereto, (ii) on or before the date of such Competitive Bid Borrowing, but prior to such Competitive Bid Borrowing, the Agent shall have received a Competitive Bid Note payable to the order of such Lender for each of the one or more Competitive Bid Advances to be made by such Lender as part of such Competitive Bid Borrowing, in a principal amount equal to the principal amount of the Competitive Bid Advance to be evidenced thereby and otherwise on such terms as were agreed to for such Competitive Bid Advance in accordance with Section 2.03, and (iii) on the date of such Competitive Bid Borrowing the following statements shall be true (and each of the giving of the applicable Notice of Competitive Bid Borrowing and the acceptance by the Borrower requesting such Competitive Bid Borrowing of the proceeds of such Competitive Bid Borrowing shall constitute a representation and warranty by such Borrower that on the date of such Competitive Bid Borrowing such statements are true):

(a) the representations and warranties contained in Section 4.01 (except the representations set forth in the last sentence of subsection (e) thereof and in subsection (f) thereof (other than clause (ii) thereof)) are correct in all material respects on and as of the date of such Competitive Bid Borrowing, before and after giving effect to such Competitive Bid Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and, if such Competitive Bid Borrowing shall have been requested by a Designated Subsidiary, the representations and warranties of such Designated Subsidiary contained in its Designation Letter are correct in all material respects on and as of the date of such Competitive Bid Borrowing, before and after giving effect to such Competitive Bid Borrowing and to the application of the proceeds therefrom, as though made on and as of such date,

(b) no event has occurred and is continuing, or would result from such Competitive Bid Borrowing or from the application of the proceeds therefrom, that constitutes a Default, and

(c) the Company has made all filings required to be made by it under applicable securities laws.

SECTION 3.05. Determinations Under Section 3.01 For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the date that the Company, by notice to the Lenders, designates as the proposed Effective Date, specifying its objection thereto. The Agent shall promptly notify the Lenders of the occurrence of the Effective Date.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.01. Representations and Warranties of the Borrowers Each Borrower represents and warrants as follows:

(a) Such Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction indicated at the beginning of this Agreement. Such Borrower is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction (other than the jurisdiction of its incorporation) in which the nature of its activities or the character of the properties it owns or leases makes such qualification necessary and in which the failure so to qualify would have a materially adverse effect on the financial condition or operations of the Company and its Subsidiaries taken as a whole.

(b) The execution, delivery and performance by such Borrower of this Agreement and the Notes of such Borrower are within such Borrower’s corporate powers, have been duly authorized by all necessary corporate action and do not contravene (i) such Borrower’s charter or by-laws (or equivalent constitutive documents) or (ii) any law, rule, regulation or contractual restriction in any material contract or, to the knowledge of the Chief Financial Officer of the Company, any other contract the breach of which would limit the ability of such Borrower to perform its obligations under this Agreement or the Notes, binding on or affecting such Borrower.

(c) No authorization or approval or other action by, and no notice to or filing with, such governmental authority or regulatory body is required for the due execution, delivery and performance by such Borrower of this Agreement or the Notes delivered by it.

(d) This Agreement is, and the Notes when delivered hereunder will be, legal, valid and binding obligations of such Borrower party thereto enforceable against such Borrower in accordance with their respective terms.

(e) The Consolidated financial statements of the Company and its Consolidated Subsidiaries as of December 31, 2003 and the related Consolidated statements of income, Consolidated balance sheets, Consolidated statements of shareholders’ equity and Consolidated statements of cash flows for the fiscal year then ended, reported on by Ernst & Young LLP and set forth in the Company’s 2003 Form 10-K, and the Consolidated financial statements of the Company and its Consolidated Subsidiaries as of July 2, 2004 and the related Consolidated statements of income, Consolidated balance sheets, Consolidated statements of shareholders’ equity and Consolidated statements of cash flows for the six months then ended, duly certified by the chief financial officer of the Company, a copy of which has been delivered to each of the Lenders, fairly present, subject, in the case of said financial statements as at July 2, 2004, to year-end audit adjustments, in accordance with generally accepted accounting principles, the consolidated financial position of the Company and its Consolidated Subsidiaries at such dates and their consolidated results of operations for the periods ended on such dates. Since December 31, 2003, there has been no material adverse change in the business, financial position or results of operations of the Company and its Subsidiaries, taken as a whole.

(f) There is no pending or, to the best of such Borrower’s knowledge, threatened action or proceeding involving such Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, (i) which is likely to materially adversely affect the financial condition or operations of the Company and its Subsidiaries taken as a whole or (ii) which purports to affect the legality, validity or enforceability of this Agreement or any Note.

(g) No proceeds of any Advance will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934, other than immaterial quantities of equity securities held in the investment portfolio of a Person whose stock is acquired with the proceeds of such Advance.

(h) Such Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

(i) No Default described in Section 6.01(g) has occurred and is continuing, or is reasonably expected to occur within 60 days.

(j) A copy of the Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) of the Company or any ERISA Affiliate with respect to each Plan has been filed with the Department of Labor, and each such Schedule B fairly presents the funding status and financial condition of such Plan in all material respects, and since the date of such Schedule B there has been no material adverse change in such funding status or financial condition.

(k) Such Borrower is not an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

ARTICLE V

COVENANTS OF THE COMPANY

SECTION 5.01. Affirmative Covenants So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Company will, unless the Required Lenders shall otherwise consent in writing:

(a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, with all applicable laws, rules, regulations and orders (including, without limitation, ERISA and the rules and regulations thereunder and all applicable environmental laws), noncompliance with which would materially adversely affect the business or financial condition of the Company and its Consolidated Subsidiaries, taken as a whole.

(b) Reporting Requirements. Furnish to the Agent on behalf of the Lenders:

(i) as soon as available and in any event not later than 55 days after the end of each of the first three quarters of each fiscal year of the Company, commencing with the fiscal quarter ending October 1, 2004, Consolidated balance sheets of the Company and its Consolidated Subsidiaries as of the end of such quarter, and related Consolidated statements of income of the Company and its Consolidated Subsidiaries for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, and Consolidated statements of cash flows of the Company and its Consolidated Subsidiaries for such quarter and for such period, in each case signed by the chief financial officer of the Company, together with (A) the representation and warranty of the Company to the effect that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action which the Company has taken and proposes to take with respect thereto and (B) a schedule in form satisfactory to the Required Lenders of the computations used by the Company in determining compliance with the covenants contained in Section 5.02(a);

(ii) as soon as available and in any event not later than 110 days after the end of each fiscal year of the Company, a copy of the annual report for such year for the Company and its Consolidated Subsidiaries, containing the Consolidated financial statements for such fiscal year with a report thereon by Ernst & Young LLP or other independent public accountants acceptable to the Required Lenders stating that such Consolidated financial statements fairly present the Consolidated financial position of the Company and its Consolidated Subsidiaries as at the date indicated and the Consolidated results of their operations and cash flows for the period indicated in conformity with generally accepted accounting principles applied on a consistent basis (except for changes required by the accounting profession or changes concurred in by the Company’s independent public accountants) and that the audit by such accountants in connection with such Consolidated financial statements has been made in accordance with generally accepted auditing standards, together with (A) the representation and warranty of the Company to the effect that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action which the Company has taken and proposes to take with respect thereto and (B) a schedule in form satisfactory to the Required Lenders of the computations used by the Company in determining compliance with the covenants contained in Section 5.02(a);

(iii) as soon as possible and in any event within five days after the chief financial officer of the Company has knowledge of the occurrence of each Default continuing on the date of such statement, a statement of such chief financial officer setting forth details of such Default and the action which the Company has taken and proposes to take with respect thereto;

(iv) promptly after the sending or filing thereof, copies of all reports which the Company sends to its security holders (other than reports furnished only to The Coca–Cola Company), and copies of all reports and registration statements which become effective which the Company or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange;

(v) as soon as possible and in any event (A) within 60 Business Days after the Company or any ERISA Affiliate knows or has reason to know that any event described in clause (a) or (d) of the definition of ERISA Event with respect to any Plan has occurred and (B) within 30 Business Days after the Company or any ERISA Affiliate knows or has reason to know that any other ERISA Event with respect to any Plan has occurred, a statement of the chief financial officer of the Company describing such ERISA Event and the action, if any, which the Company or such ERISA Affiliate proposes to take with respect thereto;

(vi) promptly and in any event within six Business Days after receipt thereof by the Company or any ERISA Affiliate, copies of each notice received by the Company or any ERISA Affiliate from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan;

(vii) promptly and in any event within 30 Business Days after receipt thereof by the Company or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Company or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability by a Multiemployer Plan, (B) the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title V of ERISA, (C) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA, or (D) the amount of liability incurred, or expected to be incurred, by the Company or any ERISA Affiliate in connection with any event described in clause (A), (B) or (C) above;

(viii) promptly after the preparation thereof, if any, annual financial statements of each of the Borrowers other than the Company; and

(ix) such other information respecting the condition or operations, financial or otherwise, of the Company or any of its Subsidiaries as any Lender through the Agent may from time to time reasonably request, including, without limitation, documents required by regulatory authorities with respect to “Know Your Customer” regulations.

Reports required to be delivered pursuant to clauses (i), (ii) and (iv) above shall be deemed to have been delivered on the date on which such report is posted on the SEC’s website at www.sec.gov, and such posting shall be deemed to satisfy the reporting requirements of clauses (i), (ii) and (iv) above for the information so posted; provided that in every instance the Company shall provide paper copies of the certificate required by clauses (i) and (ii) above to the Agent on behalf of each of the Lenders until such time as the Agent shall provide the Company written notice otherwise.

(c) Maintenance of Properties, Etc. Cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 5.01(c) shall prevent the Company or any Subsidiary from discontinuing the operation or maintenance of any of such properties if such discontinuance is not materially adverse to the Lenders and, in the judgment of the Company, is desirable in the conduct of its business or the business of any Subsidiary.

(d) Maintenance of Insurance. Maintain, and cause each of its Significant Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company or such Subsidiary operates, provided that the Company may self-insure, or insure through captive insurers or insurance cooperatives, to the extent consistent with prudent business practices.

(e) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a lien or encumbrance upon its property; provided, however, that neither the Company nor any of its Subsidiaries shall be required to pay and discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained in accordance with generally accepted accounting principles, unless and until any lien or encumbrance resulting therefrom attaches to its property and becomes enforceable against its other creditors.

(f) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Significant Subsidiaries to preserve and maintain, its corporate existence; provided, however, that the Company and its Significant Subsidiaries may consummate any merger or consolidation permitted under Section 5.02(c).

(g) Rating Agencies. Maintain ratings of its commercial paper by not fewer than three Rating Agencies.

SECTION 5.02. Negative Covenants So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Company will not, without the written consent of the Required Lenders:

(a) Liens, Etc. Create, incur, issue, assume or guarantee, or permit any Restricted Subsidiary to create, incur, issue, assume or guarantee, any Secured Debt. The term “Secured Debt” means notes, bonds, debentures or other similar evidences of indebtedness for money borrowed secured by any Mortgage. The term “Mortgage” or “Mortgages” means any mortgage, pledge, lien, security interest or other encumbrances upon any Principal Property or on any shares of stock or indebtedness of any Restricted Subsidiary (whether such Principal Property, shares of stock or indebtedness are now owned or hereafter acquired). “Restricted Subsidiary” means any Subsidiary which owns or is the lessee of any Principal Property. “Principal Property” means each bottling plant or facility; except any such bottling plant or facility which the Board of Directors of the Company by resolution reasonably determines not to be of material importance to the total business conducted by the Company and its Restricted Subsidiaries. The foregoing restrictions shall not apply to:

(1) Mortgages on property, shares of stock or indebtedness of any corporation existing at the time such corporation becomes a Restricted Subsidiary;

(2) Mortgages on property or shares of stock existing at the time of acquisition of such property or stock by the Company or a Restricted Subsidiary or existing as of July 2, 2004;

(3) Mortgages to secure the payment of all or any part of the price of acquisition, construction or improvement of such property or stock by the Company or a Restricted Subsidiary, or to secure any Secured Debt incurred by the Company or a Restricted Subsidiary, prior to, at the time of, or within 90 days after the later of the acquisition or completion of construction (including any improvements on an existing property), which Secured Debt is incurred for the purpose of financing all or any part of the purchase price thereof or construction of improvements thereon; provided, however, that, in the case of any such acquisition, construction or improvement, the Mortgage shall not apply to any property theretofore owned by the Company or a Restricted Subsidiary, other than, in the case of any such construction or improvement, any theretofore substantially unimproved real property on which the property or improvement so constructed is located;

(4) Mortgages securing Secured Debt of a Restricted Subsidiary owing to Company or to another Restricted Subsidiary;

(5) Mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary;

(6) Mortgages on property of the Company or a Restricted Subsidiary in favor of the United States of America or any state thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any state thereof, or in favor of any other country or any political subdivision thereof, or any department, agency or instrumentality of such country or political subdivision, to secure partial progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Mortgages; or

(7) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Mortgage referred to in the foregoing clauses (1) through (6), inclusive, provided, however, that the principal amount of Secured Debt secured thereby shall not exceed the principal amount of Secured Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Mortgage so extended, renewed or replaced (plus improvements and construction on such property).

Notwithstanding the foregoing provisions of this Section 5.02(a), the Company and any one or more Restricted Subsidiaries may create, incur, issue, assume or guarantee Secured Debt secured by a Mortgage which would otherwise be subject to the foregoing restrictions in an aggregate amount which, together with all other Secured Debt of the Company and its Restricted Subsidiaries which (if originally created, incurred, issued, assumed or guaranteed at such time) would otherwise be subject to the foregoing restrictions (not including Secured Debt permitted to be secured under clauses (1) through (7) above), does not at the time exceed 15% of the shareholders’ equity of the Company and its Consolidated Subsidiaries as shown on the financial statements of the Company as of the end of the fiscal year preceding the date of determination.

(b) Leverage Ratio. Permit Consolidated Debt less Cash to be more than 75% of Total Capital, where “Cash” means cash and cash equivalents and interest bearing assets with maturities of one year or less; and “Total Capital” means the sum of Shareholders’ Equity, Deferred Income Taxes and Consolidated Debt less Cash. All such terms shall be as they appear on the Company’s published Consolidated financial statements and calculated under the generally accepted accounting principles and practices applied by the Company on the date hereof in the preparation of its Consolidated financial statements.

(c) Mergers, Etc. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or permit any of its Significant Subsidiaries to do so, except that (i) any Significant Subsidiary of the Company may merge or consolidate with or into, or dispose of assets to, any other Subsidiary of the Company and (ii) any Significant Subsidiary of the Company may merge into or dispose of assets to the Company or any other Person, provided in each case that, immediately after giving effect to such proposed transaction, no Default would exist, and, in the case of any such merger to which the Company is a party the Company is the surviving corporation.

(d) Affiliate Transactions. Engage in, or permit any of its Subsidiaries to engage in any transaction (other than transactions between the Company and any Subsidiary or between Subsidiaries of the Company) involving payments, or property having a fair market value, in excess of $60,000,000 with The Coca-Cola Company or any Person controlling, controlled by, or under common control with the Company, on terms less favorable to it or such Subsidiary than would be available in an arms’ length transaction with an unrelated Person.

ARTICLE VI

EVENTS OF DEFAULT

SECTION 6.01. Events of Default If any of the following events (“Events of Default”) shall occur and be continuing:

(a) any Borrower shall fail to pay any principal of any Advance when the same becomes due and payable, or shall fail to pay any interest on any Advance or any fees or other amounts payable hereunder for a period of five days after the same becomes due and payable; or

(b) any representation or warranty made or deemed (under Section 3.03 or 3.04) to have been made by any Borrower (or any of its officers) in connection with this Agreement, or by any Designated Subsidiary in the Designation Letter pursuant to which such Designated Subsidiary became a Borrower hereunder, shall prove to have been incorrect or misleading in any material respect when made or deemed to have been made; or

(c) the Company shall fail to perform or observe (i) any term, covenant or agreement contained in Section 5.01(b)(iii), (v), (vi) or (vii) or 5.02; provided that any such failure with respect to Section 5.01(b)(v) or (vii) shall be an Event of Default under this clause (i) only if the amount of liability incurred or expected to be incurred by the Company or any ERISA Affiliate exceeds $50,000,000, or (ii) any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Company by the Agent or any Lender; or

(d) there shall be a default under any bond, debenture, note or other evidence of indebtedness for borrowed money or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for borrowed money by the Company or any Subsidiary or under any guarantee of payment by the Company or any Subsidiary of indebtedness for borrowed money, whether such indebtedness or guarantee now exists or shall hereafter be incurred or created (but excluding Debt created under this Agreement), and (i) with respect to a payment default, as a result of such payment default such indebtedness has, by acceleration or otherwise under the terms of such bond, debenture, note, mortgage, indenture, guarantee or payment or such other evidence of indebtedness, become due prior to its stated maturity or the effect of such payment default is to permit such bond, debenture, note, mortgage, indenture, guarantee or payment or such other evidence of indebtedness, to become due prior to its stated maturity, or (ii) with respect to any default other than a payment default, as a result of such default such indebtedness has, by acceleration or otherwise under the terms of such bond, debenture, note, mortgage, indenture, guarantee of payment or such other evidence of indebtedness, becomes due prior to its stated maturity and such default continues for a period of four Business Days after the date upon which such indebtedness has become due prior to its stated maturity (and, with respect to any guarantee, such default continues for a period of four Business Days after the Company has received written demand for payment under any such guarantee); provided, however, that no default under this Section 6.01(d) shall exist if all such defaults do not relate to such indebtedness or guarantees with an aggregate principal amount in excess of $100,000,000; or

(e) the Company or any Subsidiary pursuant to or within the meaning of any Bankruptcy Law: (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property; (iv) makes a general assignment for the benefit of creditors; (v) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company or any Subsidiary in an involuntary case, (B) appoints a Custodian of the Company or any Subsidiary or for all or substantially all of its property, or (C) orders the liquidation of the Company or any Subsidiary, and the order or decree remains unstayed and in effect for 45 days; (vi) is the subject of an involuntary case which is not dismissed within 45 days after the filing thereof; (vii) fails to pay its debts generally as they become due or admits in writing its inability to pay its debts generally as they become due; or (viii) takes any corporate action to authorize the Company’s taking of any of the actions set forth in clause (i), (ii), (iii) or (iv) above. “Bankruptcy Law” means Title 11, U.S. Code or any similar federal, state or foreign law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law; or

(f) any judgment or order for the payment of money in excess of $100,000,000 shall be rendered against the Company or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not be an Event of Default under this Section 6.01(f) if and for so long as (i) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and (ii) such insurer has been notified of, and has not denied the claim made for payment of, the amount of such judgment or order; or

(g) the Company or any of its ERISA Affiliates shall incur, or shall be reasonably likely to incur liability in excess of $100,000,000 in the aggregate as a result of one or more of the following: (i) the occurrence of any ERISA Event; (ii) the partial or complete withdrawal of the Company or any of its ERISA Affiliates from a Multiemployer Plan; or (iii) the reorganization or termination of a Multiemployer Plan; or

(h) any provision of Article VII hereof shall for any reason cease to be valid and binding on or enforceable against the Company or the chief financial officer of the Company shall so state in writing by reference to this Section;

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrowers, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrowers, declare the Advances, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to any Borrower under any Bankruptcy Law, (A) the obligation of each

Lender to make Advances shall automatically be terminated and (B) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrowers.

ARTICLE VII

GUARANTEE

SECTION 7.01. Unconditional Guarantee For valuable consideration, receipt whereof is hereby acknowledged, and to induce each Lender to make Advances to Finco and the Designated Subsidiaries and to induce the Agent to act hereunder, the Company hereby unconditionally and irrevocably guarantees to each Lender and the Agent the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of each of the other Borrowers now or hereafter existing under this Agreement, whether for principal, interest, fees, expenses or otherwise (such obligations being the “Obligations”). Without limiting the generality of the foregoing, the Company’s liability shall extend to all amounts that constitute part of the Obligations and would be owed by any other Borrower to the Agent or any other Lender under this Agreement but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any such other Borrower.

SECTION 7.02. Guarantee Absolute The Company guarantees that the Obligations will be paid strictly in accordance with the terms of this Agreement, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender or the Agent with respect thereto. The obligations of the Company under this Article VII are independent of the Obligations, and a separate action or actions may be brought and prosecuted against the Company to enforce this Article VII, irrespective of whether any action is brought against any other Borrower or whether any other Borrower is joined in any such action or actions. The liability of the Company under this guarantee shall be irrevocable absolute and unconditional irrespective of, and the Company hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

(a) any lack of validity or enforceability of this Agreement or any other agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from this Agreement;

(c) any taking, exchange, release or non-perfection of any collateral or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations;

(d) any change, restructuring or termination of the corporate structure or existence of any other Borrower; or

(e) any other circumstance, (including, without limitation, any statute of limitations to the fullest extent permitted by applicable law) which might otherwise constitute a defense available to, or a discharge of, the Company, any other Borrower or a guarantor.

This guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by any of the Lenders or the Agent upon the insolvency, bankruptcy or reorganization of any other Borrower or otherwise, all as though such payment had not been made.

SECTION 7.03. Waivers (a) The Company hereby expressly waives promptness, diligence, notice of acceptance, presentment, demand for payment, protest, any requirement that any right or power be exhausted or any action be taken against any other Borrower or against any other guarantor of all or any portion of the Advances, and all other notices and demands whatsoever.

(b) The Company hereby waives any right to revoke this guaranty, and acknowledges that this guaranty is continuing in nature and applies to all Obligations, whether existing now or in the future.

(c) The Company acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated herein and that the waivers set forth in this Article VII are knowingly made in contemplation of such benefits.

(d) The Company agrees that payments made by it pursuant to this Article VII will be subject to the provisions of Section 2.14 and Section 9.12 as if such payments were made by the Company in its capacity as a Borrower.

SECTION 7.04. Subrogation The Company will not exercise any rights that it may now or hereafter acquire against any other Borrower, any Designated Subsidiary or any other insider guarantor that arise from the existence, payment, performance or enforcement of the Obligations under this Agreement, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Agent or any other Lender against another Borrower or any other insider guarantor or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from another Borrower or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Obligations and all other amounts payable under this guaranty shall have been paid in full in cash and the Commitments shall have expired or terminated. If any amount shall be paid to the Company in violation of the preceding sentence at any time prior to the later of the payment in full in cash or immediately available funds of the Obligations and all other amounts payable under this guaranty and the Termination Date, such amount shall be held in trust for the benefit of the Agent and the other Lenders and shall forthwith be paid to the Agent to be credited and applied to the Obligations and all other amounts payable under this guaranty, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as collateral for any Obligations or other amounts payable under this guaranty thereafter arising. If (i) the Company shall make payment to the Agent or any other Lender of all or any part of the Obligations, (ii) all the Obligations and all other amounts payable under this guaranty shall be paid in full in cash and (iii) the Termination Date shall have occurred, the Agent and the other Lenders will, at the Company’s request and expense, execute and deliver to the Company appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Company of an interest in the Obligations resulting from such payment by the Company. The Company acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Agreement and that the waiver set forth in this section is knowingly made in contemplation on such benefits.

SECTION 7.05. Survival This guaranty is a continuing guarantee and shall (a) remain in full force and effect until payment in full (after the Termination Date) of the Obligations and all other amounts payable under this guaranty, (b) be binding upon the Company, its successors and assigns, (c) inure to the benefit of and be enforceable by each Lender (including each assignee Lender pursuant to Section 9.07) and the Agent and their respective successors, transferees and assigns and (d) shall be reinstated if at any time any payment to a Lender or the Agent hereunder is required to be restored by such Lender or the Agent. Without limiting the generality of the foregoing clause (c), each Lender may assign or otherwise transfer its interest in any Advance to any other Person, and such other Person shall thereupon become vested with all the rights in respect thereof granted to such Lender herein or otherwise.

ARTICLE VIII

THE AGENT

SECTION 8.01. Authorization and Action (a) Each Lender hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement or applicable law. The Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrowers pursuant to the terms of this Agreement.

(b) Each Lender hereby also appoints and authorizes Citibank Canada and Citibank International plc to act as Sub-Agents hereunder and to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to such Sub-Agent under Section 2.03 or as are otherwise from time to time delegated thereto by the Agent, together with such powers and discretions as are reasonably incidental thereto. In such capacity, each Sub-Agent shall be entitled to the benefits of all of the provisions of this Article VIII (including, without limitation, Section 8.05) as if such provisions were set forth in full herein with respect thereto.

SECTION 8.02. Agent’s Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (i) may treat the Lender that made any Advance as the holder of the Debt resulting therefrom until the Agent receives and accepts an Assumption Agreement entered into by an Assuming Lender as provided in Section 2.18 or an Assignment and Acceptance entered into by such Lender, as assignor, and an Eligible Assignee, as assignee, as provided in Section 9.07; (ii) may consult with legal counsel (including counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of any Borrower or to inspect the property (including the books and records) of any Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier or telegram) believed by it to be genuine and signed or sent by the proper party or parties.

SECTION 8.03. Citibank and Affiliates With respect to its Commitments, the Advances made by it and the Note issued to it, Citibank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Citibank in its individual capacity. Citibank and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Company, any of its Subsidiaries and any Person who may do business with or own securities of the Company or any such Subsidiary, all as if Citibank were not the Agent and without any duty to account therefor to the Lenders.

SECTION 8.04. Lender Credit Decision Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

SECTION 8.05. Indemnification The Lenders agree to indemnify the Agent (to the extent not reimbursed by a Borrower), ratably according to the respective Revolving Credit Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement (collectively, the “Indemnified Costs”), provided that no Lender shall be liable for any portion of the Indemnified Costs resulting from the Agent’s gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by a Borrower. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 8.05 applies whether any such investigation, litigation or proceeding is brought by the Agent, any Lender or a third party.

SECTION 8.06. Successor Agent The Agent may resign at any time by giving written notice thereof to the Lenders and the Company and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent which, so long as no Default shall have occurred and be continuing, shall be subject to the Company’s approval, which approval shall not be unreasonably withheld or delayed. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent’s giving of notice of resignation or the Required Lenders’ removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent’s resignation or removal hereunder as Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

SECTION 8.07. Other Agents Each Lender hereby acknowledges that neither the documentation agent, the syndication agent nor any other Lender designated as any “Agent” (other than the Agent) on the signature pages hereof has any liability hereunder other than in its capacity as a Lender.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Revolving Credit Notes, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) waive any of the conditions specified in Section 3.01, (b) release the Company from any of its obligations under Article VII, (c) change the percentage of the Revolving Credit Commitments, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder or (d) amend this Section 9.01; provided, further, that no amendment, waiver or consent shall, unless in writing and signed by all the Revolving Credit Lenders, do any of the following: (a) except as contemplated by Section 2.18, increase the Revolving Credit Commitments of the Lenders or subject the Lenders to any additional obligations, (b) reduce the principal of, or interest on, the Revolving Credit Advances or any fees or other amounts payable hereunder or (c) postpone any date fixed for any payment of principal of, or interest on, the Revolving Credit Advances or any fees or other amounts payable hereunder, provided, further, that no amendment, waiver or consent shall, unless in writing and signed by all the Canadian Prime Rate Lenders, do any of the following: (a) except as contemplated by Section 2.18, increase the Canadian Prime Rate Commitments of the Canadian Prime Rate Lenders or subject such Lenders to any additional obligations, (b) reduce the principal of, or interest on, the Canadian Prime Rate Advances or (c) postpone any date fixed for any payment of principal of, or interest on, the Canadian Prime Rate Advances or, and provided still further that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or any Note.

SECTION 9.02. Notices, Etc. (a) All notices and other communications provided for hereunder shall be in writing (including telecopier or telegraphic communication) and mailed, telecopied, telegraphed or delivered or as set forth in clause (c) below, if to the Company or to any Designated Subsidiary, at the Company’s address at 2500 Windy Ridge Parkway, Floor 11, Atlanta, Georgia 30339, Attention: Treasury Services; if to any

Initial Lender, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assumption Agreement or the Assignment and Acceptance pursuant to which it became a Lender; and if to the Agent, at its address at Two Penns Way, New Castle, Delaware 19720, Attention: Bank Loan Syndications Department; or, as to any Borrower or the Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Company and the Agent. All such notices and communications shall be effective (i) if given by facsimile, when such facsimile is transmitted to the applicable facsimile number and telephonic confirmation is received, (ii) if given by mail, five Business Days after such communication is deposited in the mails with first class postage prepaid addressed as aforesaid or (iii) if given by any other means, when delivered at the appropriate address, except that notices and communications to the Agent or the Sub-Agent pursuant to Article II, III or VIII shall not be effective until received by the Agent. Any notice, request or other communication given by facsimile shall also be given by personal delivery or by mail, but such notice, request or other communication given by facsimile shall be effective as set forth in clause (ii) above. Delivery by facsimile of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

(b) Notwithstanding anything to the contrary contained in this Agreement or any Note, (i) any notice to the Borrowers or to any one of them required under this Agreement or any such Note that is delivered to the Company shall constitute effective notice to the Borrowers or to any such Borrower, including the Company and (ii) any Notice of Committed Borrowing or Notice of Competitive Bid Borrowing may be delivered by any Borrower or by the Company, on behalf of any other Borrower. Each Designated Subsidiary hereby irrevocably appoints the Company as its authorized agent to receive and deliver notices in accordance with this Section 9.02, and hereby irrevocably agrees that (A) in the case of clause (i) of the immediately preceding sentence, the failure of the Company to give any notice referred to therein to any such Designated Subsidiary to which such notice applies shall not impair or affect the validity of such notice with respect thereto and (B) in the case of clause (ii) of the immediately preceding sentence, the delivery of any such notice by the Company, on behalf of any other Borrower, shall be binding on such other Borrower to the same extent as if such notice had been executed and delivered directly by such Borrower.

(c) So long as Citibank or any of its Affiliates is the Agent, materials as the Company and the Agent may agree in their sole discretion shall be delivered to the Agent in an electronic medium in a format acceptable to the Agent and the Lenders by e-mail at oploanswebadmin@citigroup.com. The Company agrees that the Agent may make such materials, as well as any other written information, documents, instruments and other material relating to the Company, any of its Subsidiaries or any other materials or matters relating to this Agreement, the Notes or any of the transactions contemplated hereby(other than any Notice of Borrowing, request for Conversion or continuation of any Advances or notices constituting service of process or relating to legal process) (collectively, the “Communications”) available to the Lenders by posting such notices on Intralinks or a substantially similar electronic system (the “Platform”). The Company acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided “as is” and “as available” and (iii) neither the Agent nor any of its Affiliates warrants the accuracy, adequacy or completeness of the Communications or the Platform and each expressly disclaims liability for errors or omissions in the Communications or the Platform. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Agent or any of its Affiliates in connection with the Platform.

(d) Each Lender agrees that notice to it (as provided in the next sentence) (a “Notice”) specifying that any Communications have been posted to the Platform shall constitute effective delivery of such information, documents or other materials to such Lender for purposes of this Agreement; provided that if requested by any Lender the Agent shall deliver a copy of the Communications to such Lender by email or telecopier. Each Lender agrees (i) to notify the Agent in writing of such Lender’s e-mail address(es) to which a Notice may be sent by electronic transmission (including by electronic communication) on or before the date such Lender becomes a party to this Agreement (and from time to time thereafter to ensure that the Agent has on record an effective e-mail address for such Lender) and (ii) that any Notice may be sent to such e-mail address(es) as such Lender shall instruct. The Agent agrees that it will, upon any Lender’s reasonable request, furnish materials posted on the Platform to such Lender in hard copy to such Lender’s address for notices provided pursuant to paragraph (a) of this Section 9.02.

SECTION 9.03. No Waiver; Remedies No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 9.04. Costs and Expenses (a) The Company shall pay (i) all reasonable out-of-pocket expenses of the Agent, including fees and disbursements of special counsel for the Agent, in connection with the preparation, execution and delivery of this Agreement, review or preparation of any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Agent, the Sub-Agent and the Lenders, including fees and disbursements of counsel (or the reasonable allocable costs and disbursements of any Lender’s in-house counsel), in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom.

(b) The Company agrees to indemnify and hold harmless the Agent, the Sub-Agent and each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. Each Borrower also agrees not to assert any claim against the Agent, the Sub-Agent, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances.

(c) If any payment of principal with respect to any Eurocurrency Rate Advance or LIBO Rate Advance is made, or such Advance is Converted (pursuant to Section 2.03(d), 2.05(b), 2.10(a) or (b) or 2.12, acceleration of the maturity of the Advances pursuant to Section 6.01, upon an assignment of rights and obligations under this Agreement as a result of a demand by a Borrower pursuant to Section 9.07(a) or otherwise) on any day other than the last day of the Interest Period applicable thereto, or if any Borrower fails to borrow any Eurocurrency Rate Advances or LIBO Rate Advances after notice has been given to the Agent in accordance with Section 2.02 or 2.03, such Borrower shall reimburse each Lender on demand for any resulting loss or expense incurred by it (or by an existing or prospective participant in the related Advance), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow; provided that such Lender shall have delivered to the Company a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error; and provided further that in cases where a Lender has granted a participation in an Advance, the aggregate amount of losses and expenses demanded by such Lender shall not exceed the aggregate amount of losses and expenses that such Lender would have incurred had it not granted such participation.

(d) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in Sections 2.11, 2.14 and 9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes and the termination in whole of the Commitments hereunder; provided, however, that the obligations of the Borrowers contained in Sections 2.10, 2.13 and 9.04 shall terminate upon the third anniversary of the later of such payment and termination of the Commitments except to the extent of any claims that have not been fully satisfied in accordance with the terms of such Sections; and provided further that each Lender and the Agent (as the case may be) agrees to make written demand upon the applicable Borrower no later than six months after such Lender or the Agent (as the case may be) receives actual knowledge of the event giving rise to a claim under Sections 2.11, 2.14 and 9.04 and its effect upon this Agreement and if such Lender or the Agent fails to give such notice within such time limitation, such Borrower shall have no obligation to pay any amount thereunder arising prior to the 180th day preceding such demand.

SECTION 9.05. Right of Set-off Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Agent to declare the Advances due and payable pursuant to the provisions of Section 6.01, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of any Borrower against any and all of the obligations of any Borrower now or hereafter existing under this Agreement and the Note held by such Lender, whether or not such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify applicable Borrower after any such set-off and application; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender and its Affiliates may have.

SECTION 9.06. Binding Effect This Agreement shall become effective (other than Sections 2.01 and 2.03, which shall only become effective upon satisfaction of the conditions precedent set forth in Section 3.01) when it shall have been executed by the Company and the Agent and when the Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of each Borrower, the Agent and each Lender and their respective successors and assigns, except that no Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of each of the Lenders.

SECTION 9.07. Assignments and Participations (a) Each Lender may and, if demanded by a Borrower (following a demand by such Lender pursuant to Section 2.11 or upon a requirement to pay Taxes with respect to such Lender pursuant to Section 2.14) upon at least five Business Days’ notice to such Lender and the Agent will, assign, with the consent, not to be unreasonably withheld, of the Agent and the Company, to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances (other than Competitive Bid Advances) owing to it and the Note or Notes (other than Competitive Bid Notes) held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement under a Facility under which such Lender has a Commitment, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender’s rights and obligations under this Agreement, in the case of an assignment of a portion of such assigning Lender’s Revolving Credit Commitment, the amount of the Revolving Credit Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $20,000,000 or an integral multiple of $1,000,000 in excess thereof or, in the case of an assignment of a portion of such assigning Lender’s Canadian Prime Rate Commitment, the amount of the Canadian Prime Rate Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 (unless, in each case, the Company and the Agent otherwise agree), provided that no such assignment shall be made unless, after giving effect to such assignment and any contemporaneous acceptance by such assignee (or any of its Affiliates) of an assignment of Revolving Credit Commitment, such assignee (or any of its Affiliates) shall have a Revolving Credit Commitment in an amount greater than or equal to 300% of such assignee’s (or any of its Affiliates’) Canadian Prime Rate Commitment, (iii) each such assignment shall be to an Eligible Assignee, (iv) each such assignment made as a result of a demand by a Borrower pursuant to this Section 9.07(a) shall be arranged by such Borrower after consultation with the Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, (v) no Lender shall be obligated to make any such assignment as a result of a demand by a Borrower pursuant to this Section 9.07(a) unless and until such Lender shall have received one or more payments from either such Borrower or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement, and (vi) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note subject to such assignment and a processing and recordation fee of $3,500 payable by the parties to each such assignment, provided, however, that in the case of an assignment made as a result of a demand by a Borrower, such recordation fee shall be payable by such Borrower except that no recordation fee shall be payable in the case of an assignment made at the request of a Borrower to an Eligible Assignee that is an existing Lender . Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

(b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance by the Borrowers of any of their obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, the Sub-Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent and the Sub-Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent and the Sub-Agent, respectively, by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

(c) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Revolving Credit Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Company and each other Borrower.

(d) The Agent shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error, and the Company, each other Borrower, the Agent, the Sub-Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company, any other Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(e) Each Lender may sell participations to one or more banks or other entities (other than the Company or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) such Lender’s obligations under this Agreement (including, without limitation, its Commitments to the Company and the other Borrowers hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Company and each other Borrower, the Agent, the Sub-Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any Note, or any consent to any departure by any Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Advances or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.

(f) Any Lender may, in connection with an assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to an existing or proposed assignee or participant any information relating to the Company or any Borrower furnished to such Lender by or on behalf of the Company or such Borrower; provided, however, that, prior to any such disclosure, the existing or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information relating to the Company or any Borrower received by it from such Lender.

(g) Notwithstanding any other provision set forth in this Agreement, any Lender may, without consent of the Company or the Agent, (i) at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System and (ii) assign, with notice to the Company and the Agent, all or part of its rights or obligations under this Agreement to any of its Affiliates or any other Lender.

SECTION 9.08. Designated Subsidiaries The Company may at any time, and from time to time, by delivery to the Agent of a Designation Letter duly executed by the Company and the respective Subsidiary and substantially in the form of Exhibit D hereto, designate such Subsidiary as a “Designated Subsidiary” for purposes of this Agreement and such Subsidiary shall thereupon become a “Designated Subsidiary” for purposes of this Agreement and, as such, shall have all of the rights and obligations of a Borrower hereunder. The Agent shall promptly notify each Lender of each such designation by the Company and the identity of the respective Subsidiary.

SECTION 9.09. Confidentiality Neither the Agent nor any Lender shall disclose any Confidential Information to any other Person without the consent of the Company, other than (a) to the Agent’s, the Sub-Agent’s or such Lender’s Affiliates and their officers, directors, employees, agents and advisors, and then only for use in connection with the transaction contemplated by this Agreement and on a “need to know” basis, and, as contemplated by Section 9.07(f), to actual or prospective assignees and participants any actual or prospective counterparty (or its advisors) to any securitization, swap or derivative transaction, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process and (c) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking or other financial institutions.

SECTION 9.10. Governing Law This Agreement, each Designation Letter and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 9.11. Execution in Counterparts This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.12. Judgment (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under the Notes in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase Dollars with such other currency at Citibank’s principal office in London at 11:00 A.M. (London time) on the Business Day preceding that on which final judgment is given.

(b) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under the Notes in a Committed Currency into Dollars, the parties agree to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase such Committed Currency with Dollars at Citibank’s principal office in London at 11:00 A.M. (London time) on the Business Day preceding that on which final judgment is given.

(c) The obligation of any Borrower in respect of any sum due from it to any Lender or the Agent hereunder or under a Note held by such Lender shall, notwithstanding any judgment in a currency other than Dollars, be discharged only to the extent that on the Business Day following receipt by such Lender or the Agent (as the case may be) of any sum adjudged to be so due in such other currency, such Lender or the Agent (as the case may be) may in accordance with normal banking procedures purchase Dollars with such other currency; if the Dollars so purchased are less than such sum due to such Lender or the Agent (as the case may be) in Dollars, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Agent (as the case may be) against such loss, and if the Dollars so purchased exceed such sum due to any Lender or the Agent (as the case may be) in Dollars, such Lender or the Agent (as the case may be) agrees to remit to such Borrower such excess.

SECTION 9.13. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. The Company hereby agrees that service of process in any such action or proceeding brought in any such New York State court or in such federal court may be made upon National Registered Agents, Inc., 875 Avenue of the Americas, Suite 501, New York, New York 10001 (the “Process Agent”) and each Designated Subsidiary hereby irrevocably appoints the Process Agent its authorized agent to accept such service of process, and agrees that the failure of the Process Agent to give any notice of any such service shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon. Each Borrower hereby further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties hereto by registered or certified mail, postage prepaid, to such Borrower at its address specified pursuant to Section 9.02. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to serve legal process in any other manner permitted by law or to bring any action or proceeding relating to this Agreement or the Notes in the courts of any jurisdiction.

(b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Notes in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

SECTION 9.14. Substitution of Currency If a change in any Committed Currency occurs pursuant to any subsequent applicable law, rule or regulation of any governmental, monetary or multi-national authority, this Agreement (including, without limitation, the definitions of Eurocurrency Rate and LIBO Rate) will be amended to the extent determined by the Agent (acting reasonably and in consultation with the Company) to be necessary to reflect the change in currency and to put the Lenders and the Borrowers in the same position, so far as possible, that they would have been in if no change in such Committed Currency had occurred.

SECTION 9.15. Power of Attorney Each Subsidiary of the Company may from time to time authorize and appoint the Company as its attorney-in-fact to execute and deliver (a) any amendment, waiver or consent in accordance with Section 9.01 on behalf of and in the name of such Subsidiary and (b) any notice or other communication hereunder, on behalf of and in the name of such Subsidiary. Such authorization shall become effective as of the date on which such Subsidiary delivers to the Agent a power of attorney enforceable under applicable law and any additional information to the Agent as necessary to make such power of attorney the legal, valid and binding obligation of such Subsidiary.

SECTION 9.16. Patriot Act Notice Each Lender that is subject to the Act (as hereinafter defined) and the Agent (for itself and not on behalf of any Lender) hereby notifies each Borrower that, pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies such Borrower, which information includes the name and address of such Borrower and other information that will allow such Lender or the Agent, as applicable, to identify such Borrower in accordance with the Act.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

COCA-COLA ENTERPRISES INC.

By	/S/ JOYCE KING LAVINDER
Title: Vice President and Treasurer

COCA-COLA ENTERPRISES (CANADA)
BOTTLING FINANCE COMPANY

By	/S/ JOYCE KING LAVINDER
Title: Vice President and Treasurer

CITIBANK, N.A.,
as Agent

By	/S/ ROBERT A. DANZIER
Title: Vice President

[SIGNATURE PAGES OF LENDERS TO FOLLOW ON NEXT PAGE]

INITIAL LENDERS

ADMINISTRATIVE AGENT

CITIBANK, N.A., as Revolving Credit Lender

By	/S/ ROBERT A. DANZIGER
Title: Vice President

CITIBANK, N.A., CANADIAN BRANCH, as Canadian Prime Rate Lender

By	/S/ ADEEL KHERAJ
Title: Authorized Signer

CO-SYNDICATION AGENTS

BANK OF AMERICA, N.A., as Revolving Credit Lender

By	/S/ WILLIAM SWEENEY
Title:	Managing Director

BANK OF AMERICA, N.A., acting through its Canada Branch, as Canadian Prime Rate Lender

By	/S/ NELSON LAM
Title:	Vice President

DEUTSCHE BANK AG NEW YORK BRANCH, as Revolving Credit Lender

By	/S/ FREDERICK W. LAIRD
Title:	Managing Director

By	/S/ BELINDA WHEELER
Title:	Vice President

DEUTSCHE BANK AG CANADA BRANCH, as Canadian Prime Rate Lender

By	/S/ ROBERT A. JOHNSTON
Title:	Vice President

By	/S/ PAUL M. JURIST
Title:	Managing Director Head, Global Banking Division

MANAGING AGENTS

CREDIT SUISSE FIRST BOSTON, CAYMAN ISLANDS BRANCH, as Revolving Credit Lender

By	/S/ KARL STUDER
Title:	Director

By	/S/ KARIM BLASETTI
Title:	Associate

CREDIT SUISSE FIRST BOSTON (TORONTO BRANCH), as Canadian Prime Rate Lender BNP PARIBAS, as Revolving Credit Lender

By	/S/ PETER CHAUVIN
Title:	Vice President

By	/S/ ALAIN DAOUST
Title:	Director

BNP PARIBAS, as Revoling Credit Lender

By:	/S/ RICK PACE
Title:	Managing Director

By:	/S/ ANGELA ARNOLD
Title:	Vice President

BNP PARIBAS (CANADA), as Canadian Prime Rate Lender

By	/S/ DON R. LEE
Title:	Managing Director, Corporate Banking

By	/S/ COLIN DICKINSON
Title:	Vice President, Corporate Banking

JPMORGAN CHASE BANK, as Revolving Credit Lender

By	/S/ LAURA J. CUMMING
Title:	Vice President

JPMORGAN CHASE BANK, TORONTO BRANCH, as Canadian Prime Rate Lender

By	/S/ CHRISTINE CHAN
Title:	Vice President

HSBC BANK USA, N.A., as Revolving Credit Lender

By	/S/ JOHAN SORENSSON
Title:	Senior Vice President

HSBC BANK USA, N.A., TORONTO BRANCH, as Canadian Prime Rate Lender

By	/S/ JOHAN SORENSSON
Title:	Senior Vice President

CO-AGENTS

ABN AMRO BANK N.V., as Revolving Credit Lender

By	/S/ PETER J. HALLAN
Title:	Vice President

WILLIAM STREET COMMITMENT CORPORATION, as Revolving Credit Lender

(Recourse only to assets of William Street Commitment Corporation)

By	/S/ JENNIFER M. HILL
Title:	Authorized Signatory

COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. “RABOBANK INTERNATIONAL”, NEW YORK BRANCH, as Revolving Credit Lender

By	/S/ TAMIRA S. TREFFERS-HERRERA
Title:	Executive Director

By	/S/ REBECCA O. MORROW
Title:	Executive Director

SUNTRUST BANK, as Revolving Credit Lender

By	/S/ DONALD M. LYNCH
Title:	Director

LENDERS

ING CAPITAL LLC, as Revolving Credit Lender

By	/S/ CHARLES E. ELIAS
Title:	Managing Director

FIFTH THIRD BANK, as Revolving Credit Lender

By	/S/ CHRIS MOTLEY
Title:

FORTIS CAPITAL CORPORATION, as Revolving Credit Lender

By	/S/ DOUGLAS V. RIAHI
Title:	Senior Vice President

By	/S/ EDDIE MATTHEWS
Title:	Senior Vice President

KEYBANK, NATIONAL ASSOCIATION, as Revolving Credit Lender

By	/S/ BRENDAN TAYLOR
Title:	Senior Vice President

LLOYDS TSB BANK PLC, as Revolving Credit Lender

By	/S/ RICHARD M. HEATH
Title:	Vice President, Corporate Banking, USA

By	/S/ JANAINA C. NASCIMENTO
Title:	Executive Officer, Corporate Banking, USA

ROYAL BANK OF CANADA, as Revolving Credit Lender

By	/S/ HOWARD LEE
Title:	Authorized Signatory

ROYAL BANK OF CANADA, as Canadian Prime Rate Lender

By	/S/ HOWARD LEE
Title:	Authorized Signatory

TORONTO DOMINION (TEXAS), Inc., as Revolving Credit Lender

By:	/S/ JIM BRIDWELL
Title:	Vice President

THE TORONTO-DOMINION BANK, as Canadian Prime Rate Lender

By:	/S/ PARIN KANJI
Title:	Assistant Manager

US BANK, NATIONAL ASSOCIATION, as Revolving Credit Lender

By	/S/ MICHAEL DICKMAN
Title:	AVP

WACHOVIA BANK, NATIONAL ASSOCIATION, as Revolving Credit Lender

By	/S/ DENIS WALTRICH
Title:	Associate

CONGRESS FINANCIAL CORPORATION (CANADA), as Canadian Prime Rate Lender

By:	/S/ SOPHIA LJUCOVIC
Title:	Vice President, Loan Officer
Congress Financial Corporation (Canada)

THE NORTHERN TRUST COMPANY, as Revolving Credit Lender

By:	/S/ ASHISH BHAGWAT
Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION, as Revolving Credit Lender

By:	/S/ ENRICO DELLACORNA
Title:	Managing Director

WELLS FARGO BANK, as Revolving Credit Lender

By:	/S/ ALEX IDICHANDY
Title:	Vice President

By:	/S/ DOUGLAS A. LINDSTROM
Title:	Vice President

SCHEDULE I

COCA-COLA ENTERPRISES INC.

FIVE YEAR CREDIT AGREEMENT

COMMITMENTS AND APPLICABLE LENDING OFFICES

Name of Initial Lender	Revolving Credit Commitment	Canadian Prime Rate Commitment	Domestic Lending Office	Eurocurrency Lending Office	Canadian Domestic Lending Office
ABN AMRO BANK N.V.	$100,000,000	$0	135 South LaSalle Street, Ste 625 Chicago, IL 60603 Attn: Peter Hallan T: 312 904-2261 F: 312 904-1821	135 South LaSalle Street, Ste 625 Chicago, IL 60603 Attn: Peter Hallan T: 312 904-2261 F: 312 904-1821	N/A

BANK OF AMERICA, N.A.	$300,000,000	$70,000,000	1850 Gateway Blvd. Concord, CA 94520 Attn: Joseph Castaneda T: 925 675-7664 F: 888 969-9241	1850 Gateway Blvd. Concord, CA 94520 Attn: Joseph Castaneda T: 925 675-7664 F: 888 969-9241	200 Front Street West Suite 2700 Toronto, Ontario M5V 3L2 Attn: Clara McGibbon T: 416 349-5484 F: 416 349-4282

BNP PARIBAS	$150,000,000	$30,000,000	1200 Smith St., Ste. 3100 Houston, TX 77002 Attn: Mike Shryock T: 713 982-1105 F: 713 659-1414	1200 Smith St., Ste. 3100 Houston, TX 77002 Attn: Mike Shryock T: 713 982-1105 F: 713 659-1414	1981 Mcgill College Avenue Montreal, Quebec H3A 2W8 Attn: Paule Fortin T: 514 285-6127 F: 514 285-2944

CREDIT SUISSE FIRST BOSTON	$175,000,000	$35,000,000	11 Madison Avenue New York, NY 10010 Attn: Ed Markowski T : 212 538-3380 F: 212 538-6851	11 Madison Avenue New York, NY 10010 Attn: Ed Markowski T : 212 538-3380 F: 212 538-6851	One First Canadian Place Suite 3000 Toronto, Ontario M5X 1C9 Attn: Jocelyn Ong T: 416 352-4656 F: 416 352-4655

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CITIBANK, N.A.	$335,000,000	$75,000,000	Two Penns Way New Castle, DE 19720 Attn: Vincent Farrell T: 302 894-6032 F: 212 994-0847	Two Penns Way New Castle, DE 19720 Attn: Vincent Farrell T: 302 894-6032 F: 212 994-0847	Citibank Place 123 Front St. West Suite 1000 Toronto, Ontario M5J 2M3 Attn: Bank Loan Syndications T: 416 947-5864 F: 416 947-5647

DEUTSCHE BANK AG	$300,000,000	$70,000,000	90 Hudson Street (Mailstop JCY05-0511) Jersey City, NJ 07302 Attn: Carmen Melendez T: 201-593-2224 F: 201-593-2313 OR -2314	90 Hudson Street (Mailstop JCY05-0511) Jersey City, NJ 07302 Attn: Carmen Melendez T: 201-593-2224 F: 201-593-2313 OR -2314	222 Bay Street, Suite 1100, P.O. Box 64 Toronto, Ontario M5K 1E7 Attn: Marcellus Leung T: 416 682-8252 F: 416 682-8444

FIFTH THIRD BANK	$50,000,000	$0	38 Fountain Square Plaza Cincinnati, OH 45263 Attn: George Khoury T: 513 534-0246 F: 513 534-5947	38 Fountain Square Plaza Cincinnati, OH 45263 Attn: George Khoury T: 513 534-0246 F: 513 534-5947	N/A

FORTIS CAPITAL CORPORATION	$50,000,000	$0	3 Stamford Plaza 301 Tresser Boulevard, 9th Fl. Stamford, CT 06901 Attn: Marlene Purrier-Ellis T: 203 705-5753 F: 203 705-5898	3 Stamford Plaza 301 Tresser Boulevard, 9th Fl. Stamford, CT 06901 Attn: Marlene Purrier-Ellis T: 203 705-5753 F: 203 705-5898	N/A

HSBC BANK USA	$125,000,000	$30,000,000	1 HSBC Center Buffalo, NY 14203 Attn: Donna Riley T: 716 841-4178 F: 716 841-0269	1 HSBC Center Buffalo, NY 14203 Attn: Donna Riley T: 716 841-4178 F: 716 841-0269	70 York Street, 4th Floor Toronto, Ontario M5J 1S9 Attn: Maria Mendez-Tadak T: 416 868-3842 F: 416 868-3817

ING CAPITAL LLC	$75,000,000	$0	1325 Avenue of the Americas New York, NY 10019 Attn: Ermelinda Young T: 646 424-8235 F: 646 424-8251	1325 Avenue of the Americas New York, NY 10019 Attn: Ermelinda Young T: 646 424-8235 F: 646 424-8251	N/A

2

JPMORGAN CHASE BANK	$150,000,000	$35,000,000	1111 Fannin Floor 10 Houston, TX 77702 Attn: Omar P Musule Tel: 713-750-3512 Fax: 713-750-2223	1111 Fannin Floor 10 Houston, TX 77702 Attn: Omar P Musule Tel: 713-750-3512 Fax: 713-750-2223	200 Bay Street, Suite 1800 Royal Bank Plaza, South Tower Toronto, Ontario M5J 2J2 Attn: Ramona Sankar/Amanda Staff T: 416 981-9144 F: 416-981-9128

LLOYDS TSB BANK PLC	$50,000,000	$0	1251 Avenue of the Americas, 39th Floor New York, NY 10020 Attn: Patricia Killian T: 212 930-8914 F: 212 930-5098	1251 Avenue of the Americas, 39th Floor New York, NY 10020 Attn: Patricia Killian T: 212 930-8914 F: 212 930-5098	N/A

KEYBANK NATIONAL ASSOCIATION	$50,000,000	$0	127 Public Square MailCode OH-01-27-0606 Cleveland, OH 44114 Attn: Jeffrey Dincher T: 216 689-55 F: 216 689-49	127 Public Square MailCode OH-01-27-0606 Cleveland, OH 44114 Attn: Jeffrey Dincher T: 216 689-55 F: 216 689-49	N/A

THE NORTHERN TRUST COMPANY	$35,000,000	$0	50 LaSalle Street Chicago, IL 60675 Attn: Sharon Jackson T: 312 630-1609 F: 312 444-3502	50 LaSalle Street Chicago, IL 60675 Attn: Sharon Jackson T: 312 630-1609 F: 312 444-3502	N/A

PNC BANK, NATIONAL ASSOCIATION	$30,000,000	$0	249 Fifth Avenue Pittsburgh, PA 15222 Attn: Dorothy Brailer T: 412 762-3440 F: 412 768-9259	249 Fifth Avenue Pittsburgh, PA 15222 Attn: Dorothy Brailer T: 412 762-3440 F: 412 768-9259	N/A

COOPERATIEVE CENTRALE RAIFFEISEN- BOERENLEENBANK B.A. “RABOBANK INTERNATIONAL”, NEW YORK BRANCH	$100,000,000	$0	245 Park Avenue New York, NY 10167 Attn: Winnie Ng T: 201 499-5314 F: 201 499-5326	245 Park Avenue New York, NY 10167 Attn: Winnie Ng T: 201 499-5314 F: 201 499-5326	N/A

3

ROYAL BANK OF CANADA	$50,000,000	$10,000,000

New York Branch

One Liberty Plaza

New York, NY 10006-1404

Addresses for Notices:

New York Branch

One Liberty Plaza, 3rd Floor

New York, NY 10006-1404

Attn: Manager, Loans Admin.

T: 212 428-6369

F: 212 428-2372

with copies to:

One Liberty Plaza, 3rd Floor

New York, NY 10006-1404

Attn: Howard Lee

T: 212 428-2325

F: 212 428-6201

and:

200 Bay Street

Toronto, Ontario M5J 2W7

Attn: L. Vowell

T: 416 842-3967

F: 416 842-4020

New York Branch

One Liberty Plaza

New York, NY 10006-1404

Addresses for Notices:

New York Branch

One Liberty Plaza, 3rd Floor

New York, NY 10006-1404

Attn: Manager, Loans Admin.

T: 212 428-6369

F: 212 428-2372

with copies to:

One Liberty Plaza, 3rd Floor

New York, NY 10006-1404

Attn: Howard Lee

T: 212 428-2325

F: 212 428-6201

and:

200 Bay Street

Toronto, Ontario M5J 2W7

Attn: L. Vowell

T: 416 842-3967

F: 416 842-4020

20 King Street West

7th Floor

Toronto, Ontario

M5H 1CR

Attn: Liability Department

T: 416 974-9455

F: 416 974-8119

with copies to:

One Liberty Plaza, 3rd Floor

New York, NY 10006-1404

Attn: Howard Lee

T: 212 428-2325

F: 212 428-6201

and:

200 Bay Street

Toronto, Ontario M5J 2W7

Attn: L. Vowell

T: 416 842-3967

F: 416 842-4020

SUNTRUST BANK	$100,000,000	$0	303 Peachtree Street, NE, 10th Floor Atlanta, GA 30302 Attn: Tanisha Brown T: 404 588-8660 F: 404 230-1940	303 Peachtree Street, NE, 10th Floor Atlanta, GA 30302 Attn: Tanisha Brown T: 404 588-8660 F: 404 230-1940	N/A

THE TORONTO DOMINION BANK	$50,000,000	$10,000,000	31 West 52nd Street New York, NY 10019 Attn: Robert Louzan T: 212 827-7559 F: 212 827-7232	31 West 52nd Street New York, NY 10019 Attn: Robert Louzan T: 212 827-7559 F: 212 827-7232	77 King Street West Royal Trust Toer-18th Floor Toronto, Ontario M5K 1A2 Canada Attn: Maria Castillo T: 416 982-7671 F: 416 982-6630

4

U.S. BANK, NATIONAL ASSOCIATION	$50,000,000	$0	1850 Osborn Ave. Oshkosh, WI 54901 Attn: Connie Sweeney T: 920 237-7604 F: 920 237-7362	1850 Osborn Ave. Oshkosh, WI 54901 Attn: Connie Sweeney T: 920 237-7604 F: 920 237-7362	N/A

WACHOVIA BANK, NATIONAL ASSOCIATION	$50,000,000	$10,000,000	201 S College Street Charlotte, NC 28288 Attn: Todd Tucker T: 704 383-0 F: 704 715-0	201 S College Street Charlotte, NC 28288 Attn: Todd Tucker T: 704 383-0 F: 704 715-0	Congress Financial Corporation (Canada) 141 Adelaide Street West Suite 1500 Toronto, Ontario M5H 3LB Attn: Enza Agosta T: 416 364-6401 F: 416 364-8165

WELLS FARGO BANK	$25,000,000	$0	201 Third Street MAC 0187-081 San Francisco, CA 94103 Attn: Cindy Dunn T: 415 477-5431 F: 415 979-0675	201 Third Street MAC 0187-081 San Francisco, CA 94103 Attn: Cindy Dunn T: 415 477-5431 F: 415 979-0675	N/A

WILLIAM STREET COMMITMENT CORPORATION	$100,000,000	$0	85 Broad Street – 6th Floor New York, NY 10004 Attn: Philip F Green T: 212 358-7570 F: 212 357-4597/212 428-1022	85 Broad Street – 6th Floor New York, NY 10004 Attn: Philip F Green T: 212 358-7570 F: 212 357-4597/212 428-1022	N/A

TOTAL:	$2,500,000,000	$375,000,000

5

EXHIBIT A-1 - FORM OF

REVOLVING CREDIT

PROMISSORY NOTE

U.S.$	Dated: , 200

FOR VALUE RECEIVED, the undersigned,                     , a                      corporation (the “Borrower”), HEREBY PROMISES TO PAY to the order of                                          (the “Lender”) for the account of its Applicable Lending Office on the Termination Date (each as defined in the Credit Agreement referred to below) the principal sum of U.S.$[amount of the Lender’s Revolving Credit Commitment in figures] or, if less, the aggregate principal amount of the Revolving Credit Advances made by the Lender to the Borrower pursuant to the Five Year Credit Agreement dated as of August __, 2004 among Coca-Cola Enterprises Inc., Coca-Cola Enterprises (Canada) Bottling Finance Company, the Lender and certain other lenders parties thereto, and Citibank, N.A., as Agent for the Lender and such other lenders (as amended or modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined) outstanding on such date.

The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Advance from the date of such Revolving Credit Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

Both principal and interest in respect of each Revolving Credit Advance (i) in Dollars, are payable in lawful money of the United States of America to the Agent, at its account maintained at 399 Park Avenue, New York, New York 10043, in same day funds, and (ii) in any Committed Currency, are payable in such currency at the applicable Payment Office in same day funds. Each Revolving Credit Advance owing to the Lender by the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

This Promissory Note is one of the Revolving Credit Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Revolving Credit Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Revolving Credit Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

This promissory note shall be governed by, and construed in accordance with the laws of the State of New York.

[BORROWER]

By
Title:

1

ADVANCES AND PAYMENTS OF PRINCIPAL

Date	Amount of Advance	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

2

EXHIBIT A-2 - FORM OF

COMPETITIVE BID

PROMISSORY NOTE

_____________________	Dated: , 200

FOR VALUE RECEIVED, the undersigned,                                         , a                      corporation (the “Borrower”), HEREBY PROMISES TO PAY to the order of                                          (the “Lender”) for the account of its Applicable Lending Office (as defined in the Five Year Credit Agreement dated as of August     , 2004 among Coca-Cola Enterprises Inc., Coca-Cola Enterprises (Canada) Bottling Finance Company, the Lender and certain other lenders parties thereto, and Citibank, N.A., as Agent for the Lender and such other lenders (as amended or modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined)), on                             , 200    , the principal amount of                              [for a Competitive Bid Advance in a Committed Currency, list currency and amount of such Advance].

The Borrower promises to pay interest on the unpaid principal amount hereof from the date hereof until such principal amount is paid in full, at the interest rate and payable on the interest payment date or dates provided below:

Interest Rate:         % per annum (calculated on the basis of a year of              days for the actual number of days elapsed).

Both principal and interest are payable in lawful money of                              to the Agent for the account of the Lender at the office of                                         , at                                          in same day funds.

This Promissory Note is one of the Competitive Bid Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) contains provisions for determining the Dollar Equivalent of Competitive Bid Advances denominated in Committed Currencies and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.

[BORROWER]

By
Title:

EXHIBIT A-3 - FORM OF

CANADIAN PRIME RATE

PROMISSORY NOTE

U.S.$_______________	Dated: _______________, 200_

FOR VALUE RECEIVED, the undersigned, COCA-COLA ENTERPRISES (CANADA) BOTTLING FINANCE COMPANY, a Nova Scotia unlimited liability company (the “Borrower”), HEREBY PROMISES TO PAY to the order of                     (the “Lender”) for the account of its Applicable Lending Office on the Termination Date (each as defined in the Credit Agreement referred to below) the principal sum of U.S.$[amount of the Lender’s Canadian Prime Rate Commitment in figures] or, if less, the aggregate principal amount of the Canadian Prime Rate Advances made by the Lender to the Borrower pursuant to the Five Year Credit Agreement dated as of August __, 2004 among Coca-Cola Enterprises Inc., Coca-Cola Enterprises (Canada) Bottling Finance Company, the Lender and certain other lenders parties thereto, and Citibank, N.A., as Agent for the Lender and such other lenders (as amended or modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined) outstanding on such date.

The Borrower promises to pay interest on the unpaid principal amount of each Canadian Prime Rate Advance from the date of such Canadian Prime Rate Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

Both principal and interest in respect of each Canadian Prime Rate Advance are payable in lawful money of Canada to Citibank Canada, as Sub-Agent, at its account maintained at 123 Front St. West, Suite 1000, Toronto, Ontario, M5J2M3, in same day funds. Each Canadian Prime Rate Advance owing to the Lender by the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

This Promissory Note is one of the Canadian Prime Rate Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Canadian Prime Rate Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Canadian Prime Rate Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

This promissory note shall be governed by, and construed in accordance with the laws of the State of New York.

COCA-COLA ENTERPRISES (CANADA) BOTTLING FINANCE COMPANY

By
Title:

2

ADVANCES AND PAYMENTS OF PRINCIPAL

Date	Amount of Advance	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

3

EXHIBIT B-1 - FORM OF NOTICE OF

REVOLVING CREDIT BORROWING

Citibank, N.A., as Agent

    for the Lenders parties

    to the Credit Agreement

    referred to below

Two Penns Way

New Castle, Delaware 19720                                                                         [Date]

Attention: _______________

Ladies and Gentlemen:

The undersigned,                    , refers to the Five Year Credit Agreement, dated as of August __, 2004 (as amended or modified from time to time, the “Credit Agreement”, the terms defined therein being used herein as therein defined), among Coca-Cola Enterprises Inc., Coca-Cola Enterprises (Canada) Bottling Finance Company, certain Lenders parties thereto and Citibank, N.A., as Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Revolving Credit Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Revolving Credit Borrowing (the “Proposed Revolving Credit Borrowing”) as required by Section 2.02(a) of the Credit Agreement:

(i) The date of the Proposed Revolving Credit Borrowing is                     , 200_.

(ii) The Type of Advances comprising the Proposed Revolving Credit Borrowing is [Base Rate Advances] [Eurocurrency Rate Advances].

(iii) The aggregate amount of the Proposed Revolving Credit Borrowing is $                    .

[(iv) The initial Interest Period and currency for each Eurocurrency Rate Advance made as part of the Proposed Revolving Credit Borrowing is              month[s].]

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Revolving Credit Borrowing:

(A) the representations and warranties contained in Section 4.01 of the Credit Agreement (except the representations set forth in the last sentence of subsection (e) and in subsection (f) thereof (other than clause (ii) thereof)) are correct in all material respects on and as of such date, before and after giving effect to such Revolving Credit Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and additionally, if such Revolving Credit Borrowing shall have been requested by a Designated Subsidiary, the representations and warranties of such Designated Subsidiary contained in its Designation Letter are correct in all material respects on and as of the date of such Revolving Credit Borrowing, before and after giving effect to such Revolving Credit Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

(B) no event has occurred and is continuing, or would result from such Proposed Revolving Credit Borrowing or from the application of the proceeds therefrom, that constitutes a Default.

Very truly yours,

By:
Title:

EXHIBIT B-2 - FORM OF NOTICE OF

COMPETITIVE BID BORROWING

Citibank, N.A., as Agent

    for the Lenders parties

    to the Credit Agreement

    referred to below

Two Penns Way

New Castle, Delaware 19720                                                                         [Date]

Attention: _______________

Ladies and Gentlemen:

The undersigned,                     , refers to the Five Year Credit Agreement, dated as of August         , 2004 (as amended or modified from time to time, the “Credit Agreement”, the terms defined therein being used herein as therein defined), among Coca-Cola Enterprises Inc., Coca-Cola Enterprises (Canada) Bottling Finance Company, certain Lenders parties thereto and Citibank, N.A., as Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.03 of the Credit Agreement that the undersigned hereby requests a Competitive Bid Borrowing under the Credit Agreement, and in that connection sets forth the terms on which such Competitive Bid Borrowing (the “Proposed Competitive Bid Borrowing”) is requested to be made:

(A) Name of Borrower

(B) Date of Proposed Competitive Bid Borrowing

(C) Amount of Proposed Competitive Bid Borrowing

(D) [Maturity Date] [Interest Period]

(E) Interest Rate Basis

(F) Day Count Convention

(G) Interest Payment Date(s)

(H) Currency

(I) Borrower’s Account Location

(J) Applicable Lending Office

(K) Lender’s Home Office

(L) Prepayment Terms

(M) __________________________

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Competitive Bid Borrowing:

(a) the representations and warranties contained in Section 4.01 of the Credit Agreement (except the representations set forth in the last sentence of subsection (e) and in subsection (f) thereof (other than clause (ii) thereof)) are correct in all material respects on and as of such date, before and after giving effect to such Competitive Bid Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and additionally, if such Competitive Bid Borrowing shall have been requested by a Designated Subsidiary, the representations and warranties of such Designated Subsidiary contained in its Designation Letter are correct in all material respects on and as of the date of such Competitive Bid Borrowing, before and after giving effect to such Competitive Bid Borrowing and to the application of the proceeds therefrom, as though made on and as of such date;

(b) no event has occurred and is continuing, or would result from the Proposed Competitive Bid Borrowing or from the application of the proceeds therefrom, that constitutes a Default;

(c) the Company has made all filings required to be made by it under applicable securities laws; and

(d) the aggregate amount of the Proposed Competitive Bid Borrowing and all other Borrowings to be made on the same day under the Credit Agreement is within the aggregate amount of the Unused Revolving Credit Commitments of the Lenders.

The undersigned hereby confirms that the Proposed Competitive Bid Borrowing is to be made available to it in accordance with Section 2.03 of the Credit Agreement.

Very truly yours,

By:
Title:

2

EXHIBIT C - FORM OF

ASSIGNMENT AND ACCEPTANCE

Reference is made to the Five Year Credit Agreement dated as of August __, 2004 (as amended or modified from time to time, the “Credit Agreement”) among COCA-COLA ENTERPRISES INC., a Delaware corporation (the “Company”), COCA-COLA ENTERPRISES (CANADA) BOTTLING FINANCE COMPANY, a Nova Scotia unlimited liability company, the Lenders (as defined in the Credit Agreement) and Citibank, N.A., as agent for the Lenders (the “Agent”). Terms defined in the Credit Agreement are used herein with the same meaning.

The “Assignor” and the “Assignee” referred to on Schedule I hereto agree as follows:

1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor’s rights and obligations under the Credit Agreement as of the date hereof (other than in respect of Competitive Bid Advances and Competitive Bid Notes) equal to the percentage interest specified on Schedule 1 hereto of all of the Assignor’s outstanding rights and obligations under the Credit Agreement (other than in respect of Competitive Bid Advances and Competitive Bid Notes). After giving effect to such sale and assignment, the Assignee’s Commitment(s) and the amount of the Revolving Credit Advances or Canadian Prime Advances owing to the Assignee will be as set forth on Schedule 1 hereto.

2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by the Borrowers of any of their obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) attaches the Revolving Credit Note or Canadian Prime Note held by the Assignor and requests that the Agent exchange such Revolving Credit Note or Canadian Prime Note for a new Revolving Credit Note or Canadian Prime Note, as the case may be, payable to the order of the Assignee in an amount equal to the applicable Commitment assumed by the Assignee pursuant hereto or new Revolving Credit Notes or Canadian Prime Notes payable to the order of the Assignee in an amount equal to the applicable Commitment(s) assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Commitment(s) retained by the Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto.

3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01(e) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service forms or other forms or certificates required under Section 2.14 of the Credit Agreement.

4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Assignment and Acceptance (the “Effective Date”) shall be the date of acceptance hereof by the Agent, unless otherwise specified on Schedule 1 hereto.

5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Revolving Credit Notes or Canadian Prime Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and facility fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Revolving Credit Notes or Canadian Prime Notes for periods prior to the Effective Date directly between themselves.

7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

2

Schedule 1

to

Assignment and Acceptance

Percentage interest of Assignor’s rights assigned:		_____	%
Assignee’s Revolving Credit Commitment:	$	__________
Aggregate outstanding principal amount of Revolving Credit Advances assigned:	$	__________
Principal amount of Revolving Credit Note payable to Assignee:	$	__________
Principal amount of Revolving Credit Note payable to Assignor:	$	__________
Assignee’s Canadian Prime Commitment:	$	__________
Aggregate outstanding principal amount of Canadian Prime Advances assigned:	$	__________
Principal amount of Canadian Prime Note payable to Assignee:	$	__________
Principal amount of Canadian Prime Note payable to Assignor:	$	__________
Effective Date:[1]		______________, 200_

[NAME OF ASSIGNOR], as Assignor

By
Title:

Dated:	_______, 200_

[NAME OF ASSIGNEE], as Assignee

By
Title:

Dated:	_______, 200_

Domestic Lending Office: [Address]
Eurocurrency Lending Office: [Address]

[1]	This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Agent.

3

Accepted and Approved this __ day of ______, 200_

CITIBANK, N.A., as Agent

By
Title:

Approved this__ day of _______, 200_

COCA-COLA ENTERPRISES INC.

By
Title:

4

EXHIBIT D - FORM OF DESIGNATION LETTER

[DATE]

To each of the Lenders

    parties to the Credit Agreement

    (as defined below) and to Citibank N.A.

    as Agent for such Lenders

Ladies and Gentlemen:

Reference is made to the Five Year Credit Agreement dated as of August __, 2004 among Coca-Cola Enterprises Inc. (the “Company”), Coca-Cola Enterprises (Canada) Bottling Finance Company, the Lenders named therein, and Citibank N.A., as Agent for said Lenders (the “Credit Agreement”). Terms used herein and defined in the Credit Agreement shall have the respective meanings ascribed to such terms in the Credit Agreement.

Please be advised that the Company hereby designates its undersigned Subsidiary,                     (“Designated Subsidiary”), as a “Designated Subsidiary” under and for all purposes of the Credit Agreement.

The Designated Subsidiary, in consideration of each Lender’s agreement to extend credit to it under and on the terms and conditions set forth in the Credit Agreement, does hereby assume each of the obligations imposed upon a “Designated Subsidiary” and a “Borrower” under the Credit Agreement and agrees to be bound by the terms and conditions of the Credit Agreement. In furtherance of the foregoing, the Designated Subsidiary hereby represents and warrants to each Lender as follows:

(a) The Designated Subsidiary is a [corporation] duly organized, validly existing and in good standing under the laws of ______________________. The Designated Subsidiary is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction (other than the jurisdiction of its incorporation) in which the nature of its activities or the character of the properties it owns or leases makes such qualification necessary and in which the failure so to qualify would have a materially adverse effect on the Designated Subsidiary and its Subsidiaries taken as a whole.

(b) The execution, delivery and performance by the Designated Subsidiary of this Designation Letter, the Credit Agreement and its Notes are within the Designated Subsidiary’s corporate powers, have been duly authorized by all necessary corporate action and do not contravene (i) the Designated Subsidiary’s charter or by-laws or (ii) any law, rule, regulation or contractual restriction in any material contract or, to the knowledge of the Chief Financial Officer of the Designated Subsidiary, any other contract binding on or affecting the Designated Subsidiary.

(c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Designated Subsidiary of this Designation Letter, the Credit Agreement or its Notes.

(d) This Designation Letter is, and the Notes of the Designated Subsidiary when delivered hereunder will be, legal, valid and binding obligations of the Designated Subsidiary enforceable against the Designated Subsidiary in accordance with their respective terms.

(e) There is no pending or, to the best of the Designated Subsidiary’s knowledge, threatened action or proceeding involving the Designated Subsidiary or any of its Subsidiaries before any court, governmental agency or arbitrator, (i) as of the date of this Designation Letter, which is likely to materially adversely affect the financial condition or operations of the Designated Subsidiary and its Subsidiaries taken as a whole or (ii) which purports to affect the legality, validity or enforceability of this Designation Letter, the Credit Agreement or any Note of the Designated Subsidiary.

(f) No proceeds of any Advance will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934, other than immaterial quantities of equity securities held in the investment portfolio of a Person whose stock is acquired with the proceeds of such Advance.

(g) The Designated Subsidiary is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

(h) The Designated Subsidiary is not an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

Very truly yours,

COCA-COLA ENTERPRISES INC.

By
Name:
Title:

[THE DESIGNATED SUBSIDIARY]

By
Name:
Title:

2

EXHIBIT E - FORM OF ACCEPTANCE BY PROCESS AGENT

[Letterhead of Process Agent]

[Date]

To each of the Lenders parties

to the Credit Agreement

(as defined below) and to

Citibank N.A., as Agent for

said Lenders

[Name of Designated Subsidiary]

Ladies and Gentlemen:

Reference is made to (i) that certain Five Year Credit Agreement dated as of August __, 2004 among Coca-Cola Enterprises Inc., Coca-Cola Enterprises (Canada) Bottling Finance Company, certain other borrowers parties thereto, the Lenders named therein, and Citibank N.A., as Agent for the Lenders (such Credit Agreement as it may hereafter be amended, supplemented or otherwise modified from time to time, being the “Credit Agreement”; the terms defined therein being used herein as therein defined), and (ii) to the Designation Letter, dated                     , pursuant to which __________ (the “Designated Subsidiary”) has become a Borrower.

Pursuant to Section 9.13 of the Credit Agreement to which the Designated Subsidiary has become subject pursuant to its Designation Letter, the Designated Subsidiary has appointed _______________ (with an office on the date hereof at _______________, Attention: __________) as Process Agent to receive on behalf of the Designated Subsidiary and its property service of copies of the summons and complaint and any other process which may be served in any action or proceeding in any New York State or Federal court sitting in New York City arising out of or relating to the Credit Agreement.

The undersigned hereby accepts such appointment as Process Agent and agrees with each of you that (i) the undersigned will maintain an office in ________________ through the Termination Date and will give the Agent prompt notice of any change of address of the undersigned, (ii) the undersigned will perform its duties as Process Agent to receive on behalf of the Designated Subsidiary and its property service of copies of the summons and complaint and any other process which may be served in any action or proceeding in any New York State or Federal court sitting in New York City arising out of or relating to the Credit Agreement and (iii) the undersigned will forward forthwith to the Designated Subsidiary at its address at ________________ or, if different, its then current address, copies of any summons, complaint and other process which the undersigned receives in connection with its appointment as Process Agent.

This acceptance and agreement shall be binding upon the undersigned and all successors of the undersigned.

Very truly yours,

[NAME OF PROCESS AGENT]

By

EXHIBIT F - FORM OF

OPINION OF COUNSEL

FOR THE BORROWER

[As separately distributed]

EXHIBIT G - FORM OF

OPINION OF COUNSEL

FOR FINCO

[As separately distributed]

EXHIBIT H – FORM OF

OPINION OF COUNSEL

TO A DESIGNATED SUBSIDIARY

[Effective Date of Designation Letter]

1. The Designated Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the __________.

2. The execution, delivery and performance by the Designated Subsidiary of the Designation Letter, the Credit Agreement and its Notes are within the Designated Subsidiary’s corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the organizational documents of the Designated Subsidiary or (ii) any law, rule or regulation applicable to the Designated Subsidiary (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or (iii) any contractual or legal restriction contained in any indentures, loan or credit agreements, leases, mortgages, security agreements, bonds, notes and other agreements or instruments, or orders, writs, judgments, awards, injunctions and decrees, which materially adversely affect or purport to materially adversely affect the Designated Subsidiary’s right to borrow money or the Designated Subsidiary’s obligations under the Credit Agreement, its Designation Letter or its Notes. The Designation Letter and each Note of the Designated Subsidiary delivered on the date hereof have been duly executed and delivered on behalf of the Designated Subsidiary.

3. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Designated Subsidiary of the Designation Letter, the Credit Agreement or the Notes of the Designated Subsidiary.

4. Each of the Designation Letter, the Credit Agreement and the Notes of the Designated Subsidiary are the legal, valid and binding obligations of the Designated Subsidiary enforceable against the Designated Subsidiary in accordance with their respective terms.

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